Exhibit 4.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 30, 2021, between Pish Posh Baby LLC, a Delaware limited liability company (including its successors and permitted assigns, by operation of law, merger or otherwise) (the “Company”), and each purchaser identified on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1       Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Incorporation (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.15.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Laws” means, with respect to any Person, any and all applicable law (statutory, civil, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person or its business, property or securities, and to the extent that they have (or are applied as if they have) the force of law, policies, guidelines, notices and protocols of any Governmental Authority, as amended.

“Audited Financial Statements” shall have the meaning ascribed to such term in Section 2.3(b)(vii).

“Beneficial Ownership Limitation” shall have the meaning ascribed to such term in Section 2.(e) of the Warrant.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which commercial banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing Date” shall mean each of the Note Closing Date and Subsequent Closing Date.

1

“Commission” means the United States Securities and Exchange Commission.

“Company Auditor” shall have the meaning ascribed to such term in Section 2.3(b)(vii).

“Company Counsel” means Andrew Coldicutt, Esq., Law Office of Andrew Coldicutt, email: Andrew@ColdicuttLaw.com.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith or in conjunction with the Subsequent Closing, as the case may be.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(ff).

“End Date” shall have the meaning ascribed to such term in Section 4.9.

“Equity Line of Credit” shall have the meaning ascribed to such term in Section 4.9.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the potential or required issuances of equity and debt set forth on Schedule 3.1(g) under the heading “Exempt Issuance”.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Financial Statements” means the unaudited financial information annexed hereto as Schedule 3.1(h).

“Fully-Diluted Basis” means the assumption that all options, warrants or other convertible securities or instruments or other rights to acquire equity, including member interests, common stock and preferred stock or any other existing or future classes of capital stock or equity, have been exercised or converted, as applicable, in full, regardless of whether any such options, warrants, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms.

“GAAP” shall mean United States generally accepted accounting principals applied on a consistent basis.

“Going Public Event” shall have the meaning ascribed to such term in Section 4.13.

“Governmental Authority” means any: (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, ministry, central bank, court, tribunal, arbitral body, commission, commissioner, board, tribunal, official, minister, bureau or agency, domestic or foreign; (b) subdivision, agent, commission, board or authority of any of the foregoing, including the Securities Authorities; or (c) quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing, including any stock exchange.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(w).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Intercreditor Agreement” means the Intercreditor Agreement annexed hereto as Exhibit A.

2

“Inventory Financing and Security Agreement” means the inventory financing and security agreement annexed hereto as Exhibit P.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(d).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lockup Agreement” means the form of Lockup Agreement annexed hereto as Exhibit B.

“Managing Member” means the individual vested with authority under the Company’s operating agreement to be the manager or Chief Executive Officer of the Company with the duties and obligations attendant to such position. As of the Note Closing Date, Dov Kurlander will be the Managing Member.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Member Interest” means a member interest or equity interest in the Company, and any other class of securities into which such member interest may hereafter be reclassified or changed.

“Member Interest Equivalent” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time any Member Interest, including, without limitation, any debt, preferred stock, equity right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive a Member Interest, as same may be constituted from time to time.

“Mergeco” means the corporation to be formed in the State of Delaware having a Certificate of Incorporation and bylaws substantially similar to Exhibit C and Exhibit D hereto, respectively.

“Mergeco Common Stock” means the class of common stock of Mergeco substantially as described in Exhibit D hereto, as same may be constituted from time to time.

“Mergeco Shares” means the Mergeco Common Stock to be issued to Purchasers in connection with the Subsequent Closing as same may be constituted from time to time.

“Mergeco Share Equivalents” means any securities of Mergeco or its subsidiaries which would entitle the holder thereof to acquire at any time Mergeco Common Stock, including, without limitation, any debt, preferred stock, equity right, option, warrant or other instrument that is at any time convertible into or exerciseable or exchangeable for, or otherwise entitles the holder thereof to receive Mergeco Common Stock, as same may be constituted from time to time.

“Merger Approval” means the form of agreement annexed hereto as Exhibit N.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(aa).

“Note” means the note, in the form of Exhibit E hereto.

“Note Closing” means a Closing of the purchase and sale of the Notes pursuant to Section 2.1.

3

“Note Closing Date” means the Business Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligation to pay the Note Subscription Amount at such Note Closing, and (ii) the Company’s obligations to deliver the Notes to be issued and sold at the Note Closing, in each case, have been satisfied or waived.

“Note Closing Termination Date” shall have the meaning ascribed to such term in Section 2.1.

“Note Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for a Note purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Note Subscription Amount,” in United States dollars and in immediately available funds.

“Ordinary Course” means, with respect to an action taken by a Person, that such action is consistent with the past practices of the Person and is taken in the ordinary course of the normal day-to-day operations of the Person.

“OFAC” shall have the meaning ascribed to such term in Section 3.1(bb).

“Permitted Indebtedness” means (a) any liabilities for borrowed money or amounts owed not in excess of $50,000 in the aggregate (other than trade accounts payable incurred in the Ordinary Course), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto) not affecting more than $50,000 in the aggregate, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course; (c) the present value of any lease payments not in excess of $50,000 due under leases required to be capitalized in accordance with GAAP; (d) amounts under the Revolving Line of Credit Promissory Note; (e) liabilities under the Satisfaction Agreement; and (f) liabilities for borrowed money that are or pari passu (but in no case senior) to the Note pursuant to the Intercreditor Agreement, and the holders of which are not granted any security interest.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the Ordinary Course, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the Ordinary Course of the Company’s and Subsidiaries’ business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens in connection with Permitted Indebtedness under clauses (a), and (b) thereunder, and Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased, (d) Liens arising under the Revolving Line of Credit Promissory Note; (e) liens arising pursuant to the Satisfaction Agreement; and (f) Liens required to be granted to Dov Kurlander and the Purchasers pursuant to the Intercreditor Agreement.

“Per Share Purchase Price” shall be $1.00 per share.

4

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” shall mean Palladium Capital Advisors LLC.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition, whether commenced or threatened before any court, governmental agency, authority, body, arbitrator, mediator or other forum.

“Purchaser Counsel” means Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, fax: (212) 697-3575.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.6.

“Registration Rights Agreement” means the Registration Rights Agreement annexed hereto as Exhibit F.

“Regulation D” means Regulation D under the Securities Act.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Mergeco Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including but not limited to any Underlying Shares and to providers of the Consent, ignoring any conversion or exercise limits set forth in the Transaction Documents.

“Revolving Line of Credit Promissory Note” means the revolving line of credit promissory note annexed hereto as Exhibit Q.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Satisfaction Agreement” means the form of agreement annexed hereto as Exhibit O.

“Securities” means the Notes, Series A Preferred Stock, Warrants, and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” shall mean the Series A Preferred Stock of Mergeco as described in Exhibit D issuable to Purchasers pursuant to Section 2.

“Shares Subscription Amount” means an amount for each Purchaser equal to four (4) times each such Purchaser’s Note Subscription Amount, in United States dollars in immediately available funds.

“Standard Settlement Period” means the shortest standard settlement period, expressed in a number of Trading Days, on any Trading Market on which the Mergeco Common Stock is listed or traded.

“Stock Option Plan” shall mean the form of Stock Option Plan annexed hereto as Exhibit G.

5

“Subsidiary” means with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 40% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company. Representations, undertakings and obligations set forth in this Agreement shall be applicable only to Subsidiaries which exist or have existed at the applicable and relevant time.

“Subsequent Closing” shall have the meaning ascribed to such term in Section 2.4.

“Subsequent Closing Date” shall mean the date of the Subsequent Closing.

“Subsequent Closing Termination Date” shall have the meaning ascribed to such term in Section 2.4.

“Trading Market” means any of the following markets or exchanges: the NYSE MKT LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQB, and the OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Notes, Series A Preferred Stock, Warrants, the Intercreditor Agreement, Lockup Agreement, Registration Rights Agreement, Inventory Financing and Security Agreement, Revolving Line of Credit Promissory Note, all exhibits and schedules thereto and hereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means the transfer agent for the Mergeco Common Stock, and any successor transfer agent of the Company. As of the Note Closing Date, the Company is the Transfer Agent.

“Underlying Shares” means the Mergeco Common Stock issued and issuable upon conversion of Series A Preferred Stock in accordance with the terms of Mergeco’s Certificate of Incorporation and upon exercise of the Warrants in accordance with the terms of the Warrants.

“Unlegended Shares” shall have the meaning ascribed to such term in Section 4.1(d).

“Variable Priced Equity Linked Instruments” shall have the meaning ascribed to such term in Section 4.9.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.9.

“Warrants” means the Mergeco Common Stock purchase warrants to be delivered to the Purchaser in accordance with the Merger, in the form of Exhibit H attached hereto. The Warrants will be registered on the books of the Company in the name of each Purchaser representing the right to purchase an amount of Warrant Shares equal to 100% on a fully diluted basis of the amount of shares of Mergeco Common Stock that would be issued to a Noteholder at the Subsequent Closing, having a per share exercise price stated therein, subject to adjustment as provided therein.

6

“Warrant Shares” means the shares of Mergeco Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

NOTE CLOSING

2.1       Note Closing. On the Note Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell and each Purchaser for itself agrees to purchase its portion of an aggregate of $1,000,563.33 principal amount of Notes in the principal amount set forth on the signature pages hereto, such purchase and sale being the “Note Closing”). Purchaser shall deliver to the Company such Purchaser’s Subscription Amount, and the Company shall deliver to each Purchaser its Note. The Company and Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Note Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Note Closing shall occur at the offices of Purchaser Counsel or such other location as the parties shall mutually agree. Notwithstanding anything herein to the contrary, the Note Closing must take place on or before December 3, 2021 (the “Note Closing Termination Date”). In the event the Note Closing is not held on or before the Note Closing Termination Date, the Company shall cause all subscription documents and funds, if any, to be returned, without interest or deduction to each prospective Purchaser.

2.2          Deliveries.

(a)          On or prior to the Note Closing Date, the Company shall deliver or cause to be delivered to Purchaser the following:

(i)       this Agreement duly executed by the Company with the schedules and exhibits thereto, current as of such Note Closing Date;

(ii)       a Note with a principal amount equal to Purchaser’s Subscription Amount issued in the name of Purchaser;

(iii)       the Registration Rights Agreement duly executed by the Company;

(iv)       the Intercreditor Agreement and the Satisfaction Agreement duly executed by the Company and Dov Kurlander;

(v)       the Agreement with Charlie Birnbaum annexed hereto as Exhibit L, duly executed by the Company and Charlie Birnbaum;

(vi)       the Lockup Agreements signed by the Company and each of the holders of and with respect to the Member Interests, Member Interest Equivalents and Securities identified on Schedule 2.2(a)(vii);

(vii)       a certificate executed on behalf of the Company by its Managing Member dated as of the Note Closing Date, in which such Managing Member shall certify that the conditions set forth in Section 2.3(b) have been fulfilled; and

7

(viii)       a certificate executed on behalf of the Company by its Managing Member (i) containing copies of the text of the resolutions by which the action on the part of the Company and members necessary to approve this Agreement and the other Transaction Documents and the transactions and actions contemplated hereby and thereby, which shall be accompanied by a certificate of the secretary or assistant secretary of the Company (or someone holding a similar title or position) dated as of the Note Closing Date certifying to the Purchasers that such resolutions and approvals were duly adopted and have not been amended or rescinded, (ii) an incumbency certificate dated as of the Note Closing Date certifying the office of each officer of Company executing this Agreement, or any other agreement, certificate or other instrument executed pursuant hereto, and (iii) certifying as true and accurate attached together with copies of the Company’s certificate of formation and governing documents in effect on the Note Closing Date, a certificate evidencing the good standing of Company as of a day within five (5) Business Days prior to the Note Closing Date.

(b)          On or prior to the Note Closing Date, Purchaser shall deliver or cause to be delivered to the Company the following:

(i)       this Agreement, the Intercreditor Agreement and Registration Rights Agreement duly executed by such Purchaser; and

(ii)       such Purchaser’s Subscription Amount by wire transfer to the Company.

2.3          Note Closing Conditions.

(a)          The obligations of the Company hereunder to effect a Note Closing are subject to the following conditions being met:

(i)       the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Note Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)       all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Note Closing Date shall have been performed; and

(iii)       the delivery by Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)          The respective obligations of Purchaser hereunder to effect the Note Closing, unless waived by such Purchaser, are subject to the following conditions being met:

(iv)       the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Note Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(v)       all obligations, covenants and agreements of the Company required to be performed at or prior to the Note Closing Date shall have been performed;

(vi)       the Company shall have delivered executed signature pages to this Agreement with respect to the Note Subscription Amounts for which the Note Closing is to occur;

(vii)       the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

8

(viii)         there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(ix)           from the date hereof to the Note Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities, pandemic or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Note;

(x)           the Company shall have entered into and delivered to Purchaser a copy of a retainer agreement with a PCAOB certified public accountant (the “Company’s Auditor”) for such accountant to prepare and deliver to the Company and Purchasers in the time frame set forth in Section 2.6(b)(xii), certified financial statements prepared according to GAAP for Mergeco, sufficient to meet the filing requirements for Form S-1 in accordance with Regulation S-X under the Securities Act (the “Audited Financial Statements”);

(xi)           the Company shall have delivered to Purchasers a copy of the Intercreditor Agreement, executed by the Company and Dov Kurlander;

(xii)           the Company shall have delivered to Purchasers the Agreement with Charlie Birnbaum annexed hereto as Exhibit L, executed by the Company and Charlie Birnbaum pursuant to which Mr. Birnbaum will serve as Chief Operating Officer of Mergeco as of the Subsequent Closing Date is in full force and effect; and

(xiii)           the Company shall have delivered to each Purchaser a copy of the Merger Approval executed by each holder of a Member Interest or Member Interest Equivalent identified on Schedule 2.3(b)(xiii) hereto not participating as a Purchaser to the transactions described in this Agreement.

SUBSEQUENT CLOSING

2.4          Subsequent Closing. On the Subsequent Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell and the Purchaser agrees to purchase Mergeco Shares for $2,001,126.67 as determined pursuant to Section 2.5(a) (such purchase and sale being the “Subsequent Closing”). Each Purchaser shall deliver to the Company such Purchaser’s Shares Subscription Amount, and the Company shall deliver to each Purchaser its Mergeco Shares as determined pursuant to Section 2.5(a). The Company and Purchaser shall deliver the other items set forth in Section 2.5 deliverable at the Subsequent Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.5 and 2.6, the Subsequent Closing shall occur at the offices of Purchaser Counsel or such other location as the parties shall mutually agree. Notwithstanding anything herein to the contrary, the Subsequent Closing must take place on or before sixty-five (65) days after the Note Closing Date (the “Subsequent Closing Termination Date”). In the event the Subsequent Closing is not held on or before the Subsequent Closing Termination Date, the Company shall cause all subscription documents and funds, if any, to be returned, without interest or deduction to each prospective Purchaser.

2.5          Deliveries.

(a)           On or prior to the Subsequent Closing Date, the Company shall deliver or cause to be delivered to Purchaser the following:

9

(i)       Mergeco Shares issued in the name of each Purchasers equal to each such Purchaser’s Subscription Amount divided by the Per Share Purchase Price. In lieu of receiving Mergeco Shares, any purchaser who would exceed an amount equal to the Beneficial Ownership Limitation shall instead be issued an amount of Series A Preferred Stock convertible into an amount of Mergeco Shares equal to the excess Mergeco Shares otherwise issuable to such Purchaser but for the application of the Beneficial Ownership Limitation;

(ii)       Warrants issued in the name of such Purchaser representing the right to acquire upon cash exercise thereof an amount of Warrant Shares equal to the amount of Mergeco Shares issuable to such Purchaser on the Subsequent Closing Date before application of the Beneficial Ownership Limitation;

(iii)       a certificate executed on behalf of Mergeco by its chief executive officer dated as of the Subsequent Closing Date, in which such Managing Member or CEO shall certify that the conditions set forth in Section 2.5(b) have been fulfilled; and

(iv)       a certificate executed on behalf of Mergeco by its chief executive officer and certified by Mergeco’s secretary (or someone holding a similar title or position) (i) containing copies of the text of the resolutions by which the action on the part of Mergeco necessary to approve this Agreement and the other Transaction Documents and the transactions and actions contemplated hereby and thereby dated as of the Subsequent Closing Date certifying to the Purchasers that such resolutions and approvals were duly adopted and have not been amended or rescinded, (ii) an incumbency certificate dated as of the Subsequent Closing Date certifying the office of each officer of Mergeco executing any Transaction Document, or any other agreement, certificate or other instrument executed pursuant hereto and thereto, and (iii) copies of (A) Mergeco’s certificate of formation and governing documents in effect on the Subsequent Closing Date, and (B) the certificate evidencing the good standing of Mergeco as of a day within five (5) Business Days prior to the Subsequent Closing Date.

(b)           On or prior to the Subsequent Closing Date, Purchaser shall deliver or cause to be delivered to the Company the following:

(i)       such Purchaser’s Subscription Amount by wire transfer of the cash portion thereof to the Company; and

(ii)       Note principal amount by automatic cancellation of the Note upon the Subsequent Closing.

2.6          Subsequent Closing Conditions.

(a)           The obligations of the Company hereunder to effect a Subsequent Closing are subject to the following conditions being met:

(i)       the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Subsequent Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)       all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Subsequent Closing Date shall have been performed; and

10

(iii)       the delivery by Purchaser of the items set forth in Section 2.5(b) of this Agreement.

(b)          The respective obligations of Purchaser hereunder to effect the Subsequent Closing, unless waived by such Purchaser, only as to such Purchaser, are subject to the following conditions being met:

(i)       the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Subsequent Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)       all obligations, covenants and agreements of the Company required to be performed at or prior to the Subsequent Closing Date shall have been performed;

(iii)       the delivery by the Company of the items set forth in Section 2.5(a) of this Agreement;

(iv)       there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v)       from the date hereof to the Subsequent Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities, pandemic or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Mergeco Shares, Series A Preferred Stock and Warrants;

(vi)       the Company Auditor shall certify to Purchasers that, calculated in accordance with GAAP, the Company has had for each of two consecutive thirty (30) day periods commencing on the Note Closing Date gross sales of merchandise from recurring sales in the Ordinary Course of not less than $1,200,000 which sales have a gross margin of not less than fifteen percent (15%);

(vii)       the Company shall have achieved and provided proof that as of at least one day during the period commencing 30 calendar days after the Note Closing Date and until fifty (50) days thereafter the Company achieved not fewer than 75,000 unique followers on Facebook, Instagram and TikTok;

(viii)       the Company shall have delivered to Purchasers the Audited Financial Statements with certification from the Company Auditor that the Audited Financial Statements satisfy as of the Subsequent Closing Date the requirements of Form S-1 and Regulation S-X under the Securities Act for filing of Form S-1 as of the Subsequent Closing Date;

(ix)          the individuals identified on Schedule 2.6(b)(ix) hereto shall have been appointed Chief Executive Officer and Chief Financial Officer of Mergeco and hold those positions as of the Subsequent Closing Date;

11

(x)       the individuals identified on Schedule 2.6(b)(x) hereto shall have been appointed directors of Mergeco and hold those positions as of the Subsequent Closing Date;

(xi)       the agreement between Charlie Birnbaum and the Company annexed hereto as Exhibit I pursuant to which Mr. Birnbaum will serve as Chief Operating Officer of Mergeco as of the Subsequent Closing Dates is in full force and effect;

(xii)      Mergeco shall have adopted the Stock Option Plan; and

(xiii)     The Company and Mergeco shall have merged pursuant to DGCL Section 264 into a single entity with Mergeco being the surviving entity and Mergeco’s certificate of incorporation and bylaws being the certificate of incorporation and byLaws of the merged entity (the “Merger”); and effective upon the closing of the Merger, each Member Interest and Member Interest Equivalent shall have converted into Mergeco Common Stock and Mergeco Common Stock Equivalents as set forth on Schedule 2.6(b)(xvii) hereto.

2.7           Purchaser’s Right To Terminate Note Closing Participation. Anything in this Agreement or any of the other Transaction Documents to the contrary notwithstanding, each Purchaser, for itself, has the right to demand and receive from the Company such Purchaser’s Note Subscription Amount at any time until a Note Closing takes place in connection with such Note Subscription Amount and Transaction Documents. UNDER NO CIRCUMSTANCES WILL THE PURCHASER’S NOTE SUBSCRIPTION AMOUNT BE DELIVERED TO OR UNDER THE CONTROL OR AUTHORITY OF ANY PLACEMENT AGENT OR BROKER INCLUDING BUT NOT LIMITED TO PLACEMENT AGENT.

2.8           Purchaser’s Right To Terminate Subsequent Closing Participation. Anything in this Agreement or any of the other Transaction Documents to the contrary notwithstanding, each Purchaser, for itself, has the right to demand and receive from the Company such Purchaser’s cash portion of Shares Subscription Amount at any time until a Subsequent Closing takes place in connection with such cash portion of Shares Subscription Amount and Transaction Documents. Any funds delivered by a Purchaser prior to the closing of the Subsequent Closing will be held by the Company in any segregated account only to be disbursed upon the closing of the Subsequent Closing or returned to the Purchaser if the Subsequent Closing does not occur as required herein. UNDER NO CIRCUMSTANCES WILL THE PURCHASER’S CASH PORTION OF SHARES SUBSCRIPTION AMOUNT BE DELIVERED TO OR UNDER THE CONTROL OR AUTHORITY OF ANY PLACEMENT AGENT OR BROKER INCLUDING BUT NOT LIMITED TO PLACEMENT AGENT.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. Except as explicitly set forth in the Disclosure Schedules (which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to which it refers and any other representation to the extent such Disclosure Schedule reasonably relates thereto without a requirement of a cross-reference), the Company hereby makes the following representations and warranties to each Purchaser as of the date hereof, the Note Closing Date and Subsequent Closing Date unless as of a specific date therein in which case they shall be accurate as of such date. After the Note Closing Date and until five (5) Business Days before the Subsequent Closing Date, the Company is required to update the Disclosure Schedules and representations herein to the extent same require amendment in order to be materially true and accurate as of the Subsequent Closing Date. In the event there is any such amendment that a Purchaser, for himself only, deems to be materially adverse to such Purchaser’s interests, then such Purchaser may elect not later than two (2) Business Days prior to the Subsequent Closing Date to elect to not participate in the Subsequent Closing and retain its Note.

12

(a)       Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Section 3.1(a) of the Disclosure Schedules. The Company owns, directly or indirectly, a majority of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, subject to restrictions under Applicable Laws, and all of the issued and outstanding shares of capital stock and equity of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)       Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document, or (iv) the occurrence of a Disqualification Event (any of (i), (ii), (iii) or (iv), a “Material Adverse Effect”) and, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Managing Member or the Company’s members and creditors in connection herewith or therewith other than in connection with the Required Approvals except those filings required to be made with the Commission and state agencies, if any, after the Note Closing Date or as otherwise stated herein. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by Applicable Law.

13

(d)       No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(e)       Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing of Form D with the Commission, and (ii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)       Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than those created by the Purchaser. As of Mergeco’s formation date, the Company will have reserved from its duly authorized capital stock a number of shares of Mergeco Common Stock for issuance of at least equal to the Required Minimum on the date hereof.

(g)       Capitalization. The capitalization of the Company is as set forth in Schedule 3.1(g). Except as disclosed on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed on Schedule 3.1(g), there are no outstanding options, employee or incentive stock option plans warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any Member Interests, Member Interest Equivalents, Mergeco Common Stock, Mergeco Common Stock Equivalents, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue Member Interests, Member Interest Equivalents, Mergeco Common Stock or Mergeco Common Stock Equivalents. Except for the Stock Option Plan, there is no stock option plan in effect as of the Closing Date nor will any similar or other plan be approved or effective as of the Subsequent Closing Date. Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue Member Interests or Member Interest Equivalents or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding equity and Member Interest Equivalents of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any member, the Managing Member or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s equity to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s members.

14

(h)       Financial Statements. Annexed hereto as Schedule 3.1(h) is financial information of the Company (“Financial Statements”). The Financial Statements have not been prepared in accordance with GAAP. The Financial Statements fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal, immaterial adjustments and inclusion of footnotes which would be required pursuant to generally accepted accounting principles.

(i)       Material Changes; Undisclosed Events, Liabilities or Developments. There has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect. The Company has not incurred any material liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the Ordinary Course. The Company has not altered its method of accounting. The Company has not declared or made any dividend or distribution of cash or other property to its members or purchased, redeemed or made any agreements to purchase or redeem any of its equity or Member Interest Equivalents. The Company has not issued any equity securities to any officer, director or Affiliate except as set forth on Schedule 3.1(g).

(j)       Litigation. There is no Proceeding threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. At no time has the Company, any Subsidiary, any director, Managing Member, manager or officer thereof been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(k)       Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)       Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

15

(m)       Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted, and as contemplated to be conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of a Proceeding relating to the revocation or modification of any Material Permit.

(n)       Title to Assets. The Company and the Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens. The Company and Subsidiaries do not own any real property. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)       Intellectual Property.

(i)           The term “Intellectual Property Rights” includes:

1.       the name of the Company and each Subsidiary, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Company and each Subsidiary (collectively, “Marks”);

2.       all patents, patent applications, and inventions and discoveries that may be patentable of the Company and each Subsidiary (collectively, “Patents”);

3.       all copyrights in both unpublished works and published works of the Company and each Subsidiary (collectively, “Copyrights”);

4.       all rights in mask works of the Company and each Subsidiary (collectively, “Rights in Mask Works”);

5.       all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets”); owned, used, or licensed by the Company and each Subsidiary as licensee or licensor; and

6.       the license or right to directly or indirectly use any of the foregoing, whether perpetually or for a fixed term, whether or not subject to defeasement, and whether or not reduced to writing or otherwise memorialized.

(ii)        Agreements. Schedule 3.1(o) contains a complete and accurate list and description of all material Intellectual Property Rights and of all contracts (including term sheets) relating to the Intellectual Property Rights to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which the Company is the licensee. There are no outstanding and, to Company’s knowledge, no threatened disputes or disagreements with respect to any such agreement.

(iii)        Know-How Necessary for the Business. The Intellectual Property Rights are all those necessary for the operation of the Company’s businesses as it is currently conducted or contemplated to be conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, free and clear of all Liens, and other adverse claims, and has the right to use all of the Intellectual Property Rights. To the Company’s knowledge, no employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than of the Company.

16

(iv)       Patents. The Company owns no Patents.

(v)       Marks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Liens and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after any Closing Date. No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company’s knowledge, no such action is threatened with respect to any of the Marks. To the Company’s knowledge: (1) there is no potentially interfering trademark or trademark application of any third party, and (2) no Mark is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(vi)       Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all Liens and other adverse claims. All the Copyrights have been registered and are currently in compliance with formal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of the Closing. No Copyright is infringed or, to the Company’s knowledge, has been challenged or threatened in any way. To the Company’s knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(vii)       Trade Secrets. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company’s knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

(p)       Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost. The Company has valid and subsisting insurance in compliance with all applicable legal requirements.

(q)       Transactions With Affiliates and Employees. Except as set forth in the Financial Statements and Transaction Documents, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $50,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) except as disclosed on Schedule 3.1(g).

17

(r)       Certain Fees. No brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents except as set forth on Schedule 3.1(r). Purchaser shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(r) that may be due in connection with the transactions contemplated by the Transaction Documents.

(s)       Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(t)       Registration Rights. Except for the Purchasers, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(u)       Application of Takeover Protections. As of each Closing Date, the Company will have taken all necessary action, if any, in order to render inapplicable as of such Closing Date and thereafter any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s organizational or similar charter documents or the laws of the State of Delaware that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(v)       Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, when taken together as a whole, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

18

(w)       Solvency. Based on the consolidated financial condition of the Company as of the date of this Agreement and each Closing Date, and the Company’s good faith estimate of the fair market value of its assets, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year after each Closing Date. Other than the principal amount of the Note, the Company has no secured and unsecured Indebtedness except set forth in the Financial Statements. For the purposes of this Agreement, “Indebtedness” means any liabilities for borrowed money or amounts owed in excess of $50,000 other than (i) trade accounts payable incurred by the Company and its Subsidiaries in the Ordinary Course, and (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto) not affecting more than $50,000 in the aggregate, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course, and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(x)       Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(y)       Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the FCPA.

(z)       Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

19

(aa)       Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Proceeding involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(bb)       Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any Managing Member, director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(cc)       Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby.

(dd)       No General Solicitation or Integration. To the best knowledge of the Company, neither the Company nor any person acting on behalf of the Company has offered or sold any of the Company’s securities nor the Securities by any form of general solicitation or general advertising. To the best knowledge of the Company, the Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ee)       Indebtedness and Seniority. As of the date hereof and Subsequent Closing Date, except as set forth in the Intercreditor Agreement, no Indebtedness, equity, Member Interest, or Member Interest Equivalent is or will be pari passu or senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, and capital lease obligations (which is senior only as to the property covered thereby).

(ff)        No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder. The Company will notify the Purchaser in writing, prior to each Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(gg)       FDA. None of the products sold by the Company is subject to the jurisdiction of the U.S. Food and Drug Administration under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder.

(hh)       Survival. The foregoing representations and warranties shall survive each Closing Date.

20

3.2          Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of each Closing Date to the Company as follows (unless as of a specific date therein or unless as otherwise disclosed to the Company in writing at any time before the Subsequent Closing Date):

(a)       Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in this Agreement may be limited by Applicable Law.

(b)       Understandings or Arrangements. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the Ordinary Course.

(c)       Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, on each Closing Date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. Such Purchaser has the authority and is duly and legally qualified to purchase and own the Securities. Such Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. Such Purchaser has provided the information in the Accredited Investor Questionnaire attached hereto as Exhibit J (the “Investor Questionnaire”). The information set forth on the signature pages hereto and the Investor Questionnaire regarding such Purchaser is true and complete in all respects. Except as disclosed in the Investor Questionnaire, such Purchaser has had no position, office or other material relationship within the past three years with the Company or Persons (as defined below) known to such Purchaser to be affiliates of the Company, and is not a member of the Financial Industry Regulatory Authority or an “associated person” (as such term is defined under the FINRA Membership and Registration Rules Section 1011).

(d)       Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

21

(e)       Information on Company. Purchaser is not deemed to have any knowledge of any information not included in the Financial Statements or the Transaction Documents unless such information is delivered in the manner described in the next sentence or made available to Purchaser as a member of the Company. Purchaser was afforded (i) the opportunity to ask such questions as such Purchaser deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of acquiring the Securities; (ii) the right of access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable such Purchaser to evaluate the Securities; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to acquiring the Securities. In addition, such Purchaser may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Purchaser has requested, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors such Purchaser deems material in deciding on the advisability of investing in the Securities.

(f)       Compliance with Securities Act; Reliance on Exemptions. Such Purchaser understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act, and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Such Purchaser understands and agrees that the Securities are being offered and sold to such Purchaser in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and regulations and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(g)       Communication of Offer. Such Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(h)       No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(i)       No Conflicts. The execution, delivery and performance of this Agreement and performance under the other Transaction Documents and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto or thereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Purchaser is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or perform under the other Transaction Documents nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

22

(j)       Tax Liability. Such Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Transaction Documents. Such Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(k)       Consent. Each Purchaser who is a member of the Company or who holds any Member Interest Equivalent by entering into this Agreement hereby consents to the occurrence of the Merger as described herein without the requirement of any further approval or notice. Each Purchaser agrees to not take any action which will make the fulfillment of the terms of this Agreement and other Transactions, impossible, difficult or burdensome. Purchaser further agrees that until the Subsequent closing occurs or is abandoned, Purchaser may not transfer, convey, or assign its Member Interest or Member Interest Equivalent and any such transfer, assignment or conveyance shall be null, void and ineffective. This consent shall be binding on the Purchaser and his or its successors and assigns.

(l)       Survival. The foregoing representations and warranties shall survive each Closing Date.

3.3         Reliance. The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1         Transfer Restrictions.

(a)       Disposition of Securities. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(c), the Company may require the transferor thereof to provide to the Company at the Company’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of the Transaction Documents and shall have the rights and obligations of a Purchaser under the Transaction Documents.

(b)       Legend. Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

23

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c)       Pledge. The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledge or secure Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. At such Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(d)       Legend Removal. Certificates evidencing the Mergeco Shares or Underlying Shares shall not contain any legend (“Unlegended Shares”) (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent during the time any of the aforedescribed conditions apply, to effect the removal of the legend hereunder. If any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the corresponding Underlying Shares, or if such Underlying Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(d), it will, no later than the sooner of two (2) Trading Days or the Standard Settlement Period following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing the Mergeco Shares or Underlying Shares, issued with a restrictive legend (such earlier date being the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1.

24

(e)       DWAC. Commencing after the occurrence of the Going Public Event, in lieu of delivering physical certificates representing the Unlegended Shares, upon request of a Purchaser, so long as the certificates therefor do not bear a legend and the Purchaser is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Purchaser’s prime broker with the Depository Trust Company through its Deposit Withdrawal At Custodian system, provided that Mergeco’s Common Stock is DTC eligible and the Company’s transfer agent participates in the Deposit Withdrawal at Custodian system. Such delivery must be made on or before the Legend Removal Date.

(f)       Resale Requirements. Purchaser agrees with the Company that such Purchaser will sell the Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in Section 4.1 of this Agreement is predicated upon the Company’s reliance upon this understanding.

(g)       Injunction. In the event Purchaser shall request delivery of Unlegended Shares or Underlying Shares as described in Section 4.1 and the Company is required to deliver such Securities, the Company may not refuse to deliver such securities based on any claim that such Purchaser or anyone associated or affiliated with such Purchaser has not complied with Purchaser’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or Underlying Shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Purchaser in the amount of 120% of the amount of the aggregate purchase price of the securities intended to be subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Purchaser to the extent Purchaser obtains judgment in Purchaser’s favor.

(h)       Buy-In. In addition to any other rights available to Purchaser, if the Company fails to deliver Unlegended Shares as required pursuant to this Agreement, and after the Legend Removal Date or the Purchaser, or a broker on the Purchaser’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Purchaser of the Unlegended Shares which the Purchaser was entitled to receive (a “Buy-In”), then the Company shall promptly pay in cash to the Purchaser (in addition to any remedies available to or elected by the Purchaser) the amount, if any, by which (A) the Purchaser’s total purchase price (including brokerage commissions, if any) for the Mergeco Shares so purchased exceeds (B) the aggregate purchase price of the Mergeco Shares delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Purchaser purchases Mergeco Shares having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of Mergeco Shares delivered to the Company for reissuance as unlegended shares, the Company shall be required to pay the Purchaser $1,000, plus interest, if any. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In.

4.2           Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the equity interests of equity holders of the Company which dilution may be substantial. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Mergeco Shares and Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

25

4.3           Furnishing of Information. The Company covenants and agrees with the Purchaser that commencing on the Closing Date and until the Going Public Event for so long as Notes are outstanding, the Company shall deliver to the Purchaser commencing February 7, 2021, (i) monthly unaudited financial statements, (ii) for each of the Company’s first three fiscal quarters unaudited quarterly financial statements within 90 days after each quarter-end, (iii) in addition to the requirements of Section 4.3(b), within 120 days after each of the Company’s fiscal year ends, annual audited financial statements prepared according to GAAP within 150 days of year-end, and (iv) copies of any documents or data furnished to the Company’s stockholders in their capacity as Company stockholders regarding the Company or its affairs, simultaneously with the furnishing of such documents or data to such stockholders. The foregoing obligations will be deemed satisfied if such financial statements have been timely filed with the Commission and are available on the EDGAR system.

4.4           Conversion and Exercise Procedures. The forms of Notice of Conversion and Notice of Exercise, respectively, included in Mergeco’s Certificate of Incorporation and Warrants sets forth the totality of the procedures required of the Purchaser in order to convert the Series A Preferred Stock and exercise the Warrants. No additional information or instructions shall be required of the Purchaser to convert the Series A Preferred Stock or exercise its Warrants. The Company shall honor conversions of the Series A Preferred Stock and exercises of the Warrants and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.5           Use of Proceeds. The proceeds of the offering will be employed by the Company substantially for the purposes set forth on Schedule 4.5.

4.6           Indemnification of Purchaser. Subject to the provisions of this Section 4.6, the Company will indemnify and hold Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of its representations, warranties or covenants under the Transaction Documents. The indemnification required by this Section 4.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

26

4.7          Reservation and Listing of Securities.

(a)       From and after the formation date of Mergeco, the Company shall maintain a reserve from Mergeco’s duly authorized shares of common stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents, but not less than the Required Minimum.

(b)       If, on any date, the number of authorized but unissued (and otherwise unreserved) Mergeco Shares is less than the Required Minimum on such date, then the board of directors of Mergeco shall amend Mergeco’s certificate or articles of incorporation to increase the number of authorized but unissued shares of common stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 60th day after such date. In the event of a shortfall in the Required Minimum, any shares reserved for issuance to Mergeco’s officers and directors (not including Purchaser, if applicable) will be made available for issuance to the Purchaser.

4.8           Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.9           Subsequent Equity Sales. Except in connection with the Securities offered in this Agreement, without prior written approval of Purchasers, until all the Securities are no longer outstanding (“End Date”), the Company will not, without the consent of Purchaser, enter into any Equity Line of Credit or similar agreement, nor issue nor agree to issue any Variable Priced Equity Linked Instruments (collectively, the “Variable Rate Transaction”). For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Mergeco Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Mergeco Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of Mergeco’s Common Stock since date of initial issuance, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Mergeco Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Mergeco Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions). For purposes of determining the total consideration for a convertible instrument (including a right to purchase equity of the Company) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance, the consideration will be deemed to be the actual cash amount received by the Company in consideration of the original issuance of such convertible instrument.

27

4.10           Director Appointments. The Purchasers holding a majority of the Mergeco Shares issued pursuant to this Agreement and outstanding at all relevant times until two (2) years after the occurrence of the Going Public Event (not including any Purchaser who irrevocably elects to waive this right) shall have the right effective as of the Subsequent Closing to designate two members to Mergeco’s board of directors which shall consist of no fewer than three directors nor more than five directors.

4.11           Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale or resale of the Securities.

4.12           Maintenance of Property and Insurance. Until the End Date, the Company shall keep all of its property, which is necessary or useful to the conduct of its business, in good working order and condition, ordinary wear and tear excepted. Until the End Date, the Company will maintain insurance coverage of the type customary for its industry and not less than the higher amount in effect as of any Closing Date.

4.13           Going Public Event. On or before nine (9) months after the Subsequent Closing Date, the Company will (i) consummate a merger or business combination with a company that has a class of equity registered pursuant to Section 12(g) of the Exchange Act, and which company is subject to the reporting requirements of Section 13 or 15(d) under the Exchange Act, or (ii) file a registration statement on Form S-1 for the purpose of having the Company subject to the mandatory reporting requirements of Section 13 or 15(d) under the Exchange Act. The Company after having (A) its Common stock is traded on a Trading Market and (B) accomplishing either (i) or (ii) above, and (y) having the same class of equity as the Mergeco Shares and Underlying Shares registered pursuant to Section 12(g) of the Exchange Act or (z) the Company becoming subject to the mandatory reporting requirements of Section 13 or 15(d), is referred to herein as the "Going Public Event".

4.14           Preservation of Corporate Existence. Until the End Date, the Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect upon the financial condition, business or operations of the Company taken as a whole.

4.15           Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents.

28

4.16           Reimbursement. If Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder), solely as a result of such Purchaser’s acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchaser who are actually named in such Proceeding and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchaser and any such Affiliate and any such Person. The Company also agrees that neither the Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

4.17           Merger. The Company shall take all action necessary to cause the Merger to occur and be effective not later than immediately prior to the Subsequent Closing Date. It is the intention of the parties hereto that the Merger be a reorganization within the meaning of Section 368 of the Internal Revenue Code, as amended. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, upon the effectiveness of the Merger, all the property, rights, privileges, powers and franchises of the Company and Mergeco shall vest in Mergeco as the surviving corporation, and all debts, liabilities, requirements to issue equity, the undertakings of the Company to be effectuated at any time contemporaneously or subsequent to the effective time of the Merger or Subsequent Closing, and other duties of the Company shall become the debts, obligations, liabilities and duties and obligations of the surviving corporation. Each party to this Agreement agrees to rely on its own counsel and experts with respect to tax advice and opinions. No party hereto, nor their attorneys, are providing any tax advice with respect to the transactions described or referred to herein, including but not limited to the Merger.

4.18           Most Favored Nation Provision. From the date hereof and for so long as a Purchaser holds any Securities, in the event that the Company or Mergeco issues or sells any Member Interests, or Member Interest Equivalents, Mergeco Common Stock, Mergeco Shares Equivalents, or if a Purchaser then holding outstanding Securities reasonably believes that any of the terms and conditions appurtenant to such issuance or sale are more favorable to such investors than are the terms and conditions granted to the Purchaser hereunder, upon notice to the Company by such Purchaser within five (5) Trading Days after disclosure of such issuance or sale, the Company shall amend the terms of this transaction as to such Purchaser only so as to give such Purchaser the benefit of such more favorable terms or conditions. This Section 4.18 shall not apply with respect to an Exempt Issuance. The Company shall provide Purchaser with notice of any such issuance or sale not later than ten (10) Trading Days before such issuance or sale.

29

4.19          Piggyback Registration Rights. If at any time after the Note Closing Date there is not an effective registration statement covering all of the Underlying Shares and the Company determines to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, but excluding Forms S-4 or S- 8 and similar forms which do not permit such registration, then the Company shall send to each holder of any of the Securities written notice of such determination and, if within ten (10) business days after receipt of such notice, any such holder shall so request in writing, the Company shall include in such registration statement all or any part of the Underlying Shares such holder requests to be registered and which inclusion of such Underlying Shares will be subject to customary underwriter cutbacks applicable to all holders of registration rights and minimum cutbacks in accordance with guidance provided by the Commission (including, but not limited to, Rule 415). The obligations of the Company under this Section may be waived by any holder of any of the Securities entitled to registration rights under this Section 4.19. The holders whose Underlying Shares are included or required to be included in such registration statement are granted the same rights, benefits, liquidated or other damages and indemnification granted to other holders of securities included in such registration statement. In no event shall the liability of any holder of Securities or permitted successor in connection with any Underlying Shares included in any such registration statement be greater in amount than the dollar amount of the net proceeds actually received by such holder upon the sale of the Underlying Shares sold pursuant to such registration or such lesser amount in proportion to all other holders of securities included in such registration statement. All expenses incurred by the Company in complying with Section 4.19, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the FINRA, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities and legal expenses of such holders are called "Selling Expenses." The Company will pay all Registration Expenses in connection with the registration statement under Section 4.19. Selling Expenses in connection with each registration statement under Section 4.19 shall be borne by the holder and will be apportioned among such holders in proportion to the number of shares included therein for a holder relative to all the securities included therein for all selling holders, or as all holders may agree. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Underlying Shares of a particular holder that such holder shall furnish to the Company in writing such information and representation letters, including a completed form of a securityholder questionnaire, with respect to itself and the proposed distribution by it as the Company may reasonably request to assure compliance with federal and applicable state securities laws.

4.20         Covenants of the Company Regarding the Conduct of Business.

(a)          The Company covenants and agrees that, subject to Applicable Law, during the period from the date of this Agreement until the End Date and the time that this Agreement is terminated in accordance with its terms, except with the express prior written consent of the Parent and the Purchaser or as required or permitted by this Agreement, the Company shall conduct its business in the Ordinary Course and in accordance with Applicable Law. Provided However the Company will be permitted to enter into the Inventory Financing and Security Agreement and issue the Revolving Line of Credit Promissory Note.

(b)          Without limiting the generality of Section 4.20(a), subject to Applicable Law, the Company covenants and agrees that, during the period from the date of this Agreement until the End Date, except with the express prior written consent of the Purchasers or as required or permitted by this Agreement, the Company shall use its reasonable best efforts to maintain and preserve intact the current business organization, assets, properties and business of the Company, keep available the services of the present employees and agents of the Company and maintain good relations with, and the goodwill of, employees, suppliers, customers, creditors and all other Persons having business relationships with the Company and, except with the prior written consent of the Purchasers, the Company shall not, directly or indirectly:

(i)         make any change in its Organizational Documents;

(ii)       split, combine, consolidate or reclassify any shares of its capital stock, undertake any capital reorganization or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof);

(iii)       reorganize, amalgamate, combine or merge the Company with any other Person (other than pursuant to the transactions contemplated by this Agreement);

30

(iv)       adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of the Company;

(v)       sell, pledge, lease, dispose of, surrender, lose the right to use, mortgage, license, encumber (other than Permitted Liens) or otherwise dispose of or transfer any assets of the Company or any interest in any assets of the Company, other than in the Ordinary Course;

(vi)       make any capital expenditure or similar commitments, other than in the Ordinary Course;

(vii)      enter into any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or similar financial instruments;

(viii)     make any bonus or profit sharing distribution or similar payment of any kind;

(ix)        grant any general increase in the rate of wages, salaries, bonuses or other remuneration of any Company employees, other than in the Ordinary Course;

(x)         make any material tax election, information schedule, return or designation, except as required by Applicable Law and in a manner consistent with past practice, settle or compromise any material tax claim, assessment, reassessment or liability, file any amended tax return, enter into any material agreement with a Governmental Authority with respect to taxes, surrender any right to claim a material tax abatement, reduction, deduction, exemption, credit or refund, consent to the extension or waiver of the limitation period applicable to any material tax matter or materially amend or change any of its methods or reporting income, deductions or accounting for income tax purposes except as may be required by Applicable Law;

(xi)       create, enter into or increase any severance, change of control or termination pay to (or amend any similar existing arrangement with) any Company employee, director or executive officer of the Company or change the benefits payable under any existing severance or termination pay policies with any Company employee, director or executive officer of the Company;

(xii)       except as required by Applicable Law: (A) adopt, enter into or amend any Stock Option Plan (other than entering into an employment agreement in the Ordinary Course with a new Company employee who was not employed by the Company on the date of this Agreement); (B) pay any benefit to any director or officer of the Company or to any Company employee other than in the Ordinary Course; (C) grant, accelerate, increase or otherwise amend any payment, award or other benefit payable to, or for the benefit of, any director or officer of the Company or to any Company employee; (D) take or propose any action to effect any of the foregoing; or (E) hire or terminate or promote any employee;

(xiii)      cancel, waive, release, assign, settle or compromise any material claims or rights;

(xiv)      commence, waive, release, assign, settle or compromise any litigation, proceedings or governmental investigations;

(xv)      amend, modify, terminate or waive any right under any material contract or enter into any material contract or agreement;

31

(xvi)        amend, modify, terminate, cancel or let lapse any material insurance (or re-insurance) policy of the Company in effect on the date of this Agreement, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the terminated, cancelled or lapsed policies for substantially similar premiums are in full force and effect;

(xvii)       take any action or refrain from taking any commercially reasonable action, or permitting any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to prevent, delay or otherwise impede the consummation of the transactions contemplated by this Agreement; or

(xviii)       authorize, agree, resolve or otherwise commit, whether or not in writing, to do any of the foregoing.

4.21          Indebtedness. For so long as any Note is outstanding, the Company will not incur any Indebtedness other than Permitted Indebtedness, without the consent of the majority in interest.

4.22          Purchase Price Reset. From the date of this Agreement until the Purchasers no longer holds any Mergeco Common Stock, in the event that the Company issues or sells any shares of Common Stock or any Common Stock Equivalent (calculated on an as converted, as exercised basis) pursuant to which shares of Common Stock may be acquired at a price less than the Per Share Purchase Price (a “Share Dilutive Issuance”), then the Company shall promptly issue additional shares of Common Stock to the Purchasers then holding Mergeco Common Stock on the date of such Share Dilutive Issuance, for no additional consideration, in an amount sufficient that (a) the aggregate Purchaser’s Shares Subscription Amount paid at the Closing, for such outstanding Mergeco Common Stock held by a Purchaser on the date of such Share Dilutive Issuance, when divided by (x) the sum of (i) the total number of outstanding Shares held by the Purchaser on the date of such Share Dilutive Issuance, (ii) any other shares of Common Stock then or theretofore issued in respect of such outstanding Shares (by stock split, stock dividend or otherwise) that resulted in an adjustment to the Per Share Purchase Price, and (iii) all Additional Shares issued with respect to such outstanding Shares held by the Purchaser on the date of such Share Dilutive Issuance that were issued as a result of Share Dilutive Issuances that occurred prior to such Share Dilutive Issuance, will equal the price per share of Common Stock in such Share Dilutive Issuance, (each such adjustment, a “Share Dilution Adjustment”, and such shares, the “Additional Shares”). The Additional Shares to be issued in a Share Dilution Adjustment shall be issued by the Company to the Purchaser who held outstanding Shares on the date of the applicable Share Dilutive Issuance (in proportion to the number of such Shares held by Purchaser on the date of such Share Dilutive Issuance). Such Share Dilution Adjustment shall be made successively whenever such an issuance is made. Such Additional Shares must be delivered to the applicable Purchaser not later than the date the Share Dilutive Issuance occurs. The holder of outstanding Additional Shares is granted the same rights and benefits as a holder of outstanding Shares pursuant to the Transaction Documents, except that such rights and benefits shall not apply to a holder of outstanding Additional Shares after such outstanding Additional Share has been irrevocably sold pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 without further restrictions or conditions to transfer pursuant to Rule 144. At the Company’s option, this section shall not apply to share issued in an initial public offering of the Company’s Comon Stock on a Trading Market.

ARTICLE V.

MISCELLANEOUS

5.1          Termination. This Agreement may be terminated by a Purchaser, only as to such Purchaser’s obligations hereunder, by written notice to the other parties if the Closing has not been consummated on or before the Note Termination Date; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party or parties.

32

5.2          Fees and Expenses. Except as set forth on Schedule 5.2 hereto, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.3          Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4          Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Pish Posh Baby LLC, 1915 Swarthmore Ave Lakewood NJ 08701, Attn: Dov Kurlander, Managing Member, email: dov@pishposhbaby.com with a copy by email or fax only to (which shall not constitute notice): Law Office of Andrew Coldicutt, Attn: Andrew Coldicutt, Esq., email: Andrew@ColdicuttLaw.com, (ii) if to the Purchaser, to: the addresses and fax numbers indicated on the signature pages hereto, with a copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, Attn: Barbara R. Mittman, Esq., fax: (212) 697-3575, email: barbara@grushkomittman.com.

5.5          Amendments; Waivers. No provision of this Agreement or any other Transaction Document may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least a majority of the component of the affected Securities and which are adversely affected by such waiver, modification, supplement or amendment then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. As employed herein, “consent” shall mean consent of the majority in interest of the affected interest, right or debt or equity interest, on the date such consent is requested or required.

5.6          Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

33

5.7          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser (other than by merger). Following the Closing, Purchaser may assign, on ten (10) Business Day prior notice any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound with respect to the transferred Securities by the provisions of the Transaction Documents that apply to the “Purchaser” and is able to make each and every representation made by Purchaser in this Agreement. No assignment by a Purchaser will be allowed if the result would be an increase in the number of actual or beneficial owners of the assigned securities.

5.8          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.9          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then in addition to the obligations of the Company under Section 4.7, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10          Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11          Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

34

5.12          Severability. If any term, provision, covenant or restriction of any Transaction Document is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13          Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may, at any time prior to the Company’s performance of such obligations, rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of Series A Preferred Stock or exercise of a Warrant, the applicable Purchaser shall be required to return any Mergeco Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Series A Preferred Stock or Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14          Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15          Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16          Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

35

5.17          Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under Applicable Law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by Applicable Law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18          Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19          Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Mergeco Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions relating to Mergeco Common Stock that occur after the date of this Agreement.

5.20          WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.21          Equitable Adjustment. The Per Share Purchase Price, Series A Preferred Conversion Price, Warrant exercise price, trading volume amounts, price/volume amounts and similar figures in the Transaction Documents shall be equitably adjusted (but without duplication) to offset the effect of stock splits, similar events and as otherwise described in the Transaction Documents.

(Signature Pages Follow)

36

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PISH POSH BABY LLC		Address for Notice:

[REQUIRES COMPLETION]

By:	/s/ Dov Kurlander
Name: Dov Kurlander
Title: Managing Member and Chief Executive Officer

With a copy to (which shall not constitute notice):

[REQUIRES COMPLETION]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

37

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	American European Insurance Company

Signature of Authorized Signatory of Purchaser.	/s/ Nachum Stein

Name of Authorized Signatory:	Nachum Stein

Title of Authorized Signatory:	President

Email Address of Authorized Signatory:	nsll238193@aol.com

Facsimile Number of Authorized Signatory:	212-355-7849

Address for Notice to Purchaser:

605 Third Ave. 9th Floor

New York, NY 10158

Address for Delivery of Securities to Purchaser (if not same as address for notice):

MEMBER INTERESTS IN PISH POSH BABY:_________%

NOTE SUBSCRIPTION AMOUNT:	US$ 25,000.00

SHARES SUBSCRIPTION AMOUNT:	US$

MERGECO SHARES DELIVERABLE AT SUBSEQUENT CLOSING:___________

SERIES A PREFERRED STOCK DELIVERABLE AT SUBSEQUENT CLOSING:____________

WARRANTS DELIVERABLE AT SUBSEQUENT CLOSING TO ACQUIRE _________WARRANT SHARES

EIN Number, if applicable, will be provided under separate cover.

38

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Alpha Capital Anstalt

Signature of Authorized Signatory of Purchaser:	/s/ Nicola Feuerstein

Name of Authorized Signatory:	Nicola Feuerstein

Title of Authorized Signatory:	Director

Email Address of Authorized Signatory:	info@alphacapital.li

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:	Alpha Capital Anstalt
c/o LH Financial Services
510 Madison Avenue / Suite 1400
New York N.Y. 10022

Address for Delivery of Securities to Purchaser (if not same as address for notice):

MEMBER INTERESTS IN PISH POSH BABY:_________%

NOTE SUBSCRIPTION AMOUNT:	US$ $423,333.33

SHARES SUBSCRIPTION AMOUNT:	US$ $846,666.67

MERGECO SHARES DELIVERABLE AT SUBSEQUENT CLOSING:__________

SERIES A PREFERRED STOCK DELIVERABLE AT SUBSEQUENT CLOSING:_____________

WARRANTS DELIVERABLE AT SUBSEQUENT CLOSING TO ACQUIRE ___________WARRANT SHARES

EIN Number, if applicable, will be provided under separate cover.

39

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	BERNARD WARMAN

Signature of Authorized Signatory of purchaser	/s/ BERNARD WARMAN

Name of Authorized Signatory:	BERNARD WARMAN

Title of Authorized Signatory:	Self

Email Address of Authorized Signatory:	bwarman@moclelarclosets.com

Facsimile Number of Authorized Signatory:	732 612 1007

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

MEMBER INTERESTS IN PISH POSH BABY:_______%

NOTE SUBSCRIPTION AMOUNT:	US$ $4,624.00

SHARES SUBSCRIPTION AMOUNT:	US$ $9,248.00

MERGECO SHARES DELIVERABLE AT SUBSEQUENT CLOSING:_________

SERIES A PREFERRED STOCK DELIVERABLE AT SUBSEQUENT CLOSING:___________

WARRANTS DELIVERABLE AT SUBSEQUENT CLOSING TO ACQUIRE _________WARRANT SHARES

EIN Number, if applicable, will be provided under separate cover.

40

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Four kids Investment Fund LLC

Signature of Authorized Signatory of Purchaser:	/s/ JONATHAN HONIG

Name of Authorized Signatory:	JONATHAN HONIG

Title of Authorized Signatory:	Manger

Email Address of Authorized Signatory:	JONATHANHONIG@AOL.COM

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:	5825 Windsor Court Boca Raton, FL 33496

Address for Delivery of Securities to Purchaser (if not same as address for notice):

MEMBER INTERESTS IN PISH POSH BABY: _________%

NOTE SUBSCRIPTION AMOUNT: US$ $20,324.00__

SHARES SUBSCRIPTION AMOUNT: US$ $40,648.00_

MERGECO SHARES DELIVERABLE AT SUBSEQUENT CLOSING: __________

SERIES A PREFERRED STOCK DELIVERABLE AT SUBSEQUENT CLOSING: __________

WARRANTS DELIVERABLE AT SUBSEQUENT CLOSING TO ACQUIRE _________ WARRANT SHARES

EIN Number, if applicable, will be provided under separate cover.

41

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	The Hewlett Fund LP

Signature of Authorized Signatory of Purchaser:	/s/ Martin Chopp

Name of Authorized Signatory:	Martin Chopp

Title of Authorized Signatory:	General Partner

Email Address of Authorized Signatory:	MC@hewlettfund.com

Facsimile Number of Authorized Signatory:	516-887-8990

Address for Notice to Purchaser:	100 Merrick Rd- Ste 400W Rockville Centre, NY 11570

Address for Delivery of Securities to Purchaser (if not same as address for notice):

MEMBER INTERESTS IN PISH POSH BABY: __________%

NOTE SUBSCRIPTION AMOUNT: US$_____

SHARES SUBSCRIPTION AMOUNT: US$ 400,000_____.

MERGECO SHARES DELIVERABLE AT SUBSEQUENT CLOSING: _____________

SERIES A PREFERRED STOCK DELIVERABLE AT SUBSEQUENT CLOSING: __________

WARRANTS DELIVERABLE AT SUBSEQUENT CLOSING TO ACQUIRE __________ WARRANT SHARES

EIN Number, if applicable, will be provided under separate cover.

42

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	JACOB FRIEDMAN

Signature of Authorized Signatory of Purchaser:	/s/ JACOB FRIEDMAN

Name of Authorized Signatory:	JACOB FRIEDMAN

Title of Authorized Signatory:	General Partner

Email Address of Authorized Signatory:	Jacob@primeaveracommunities.com

Facsimile Number of Authorized Signatory:	732-616-1461

Address for Notice to Purchaser:	110 Hillside BLVD Suite 15 Lakewood, NJ 08701

Address for Delivery of Securities to Purchaser (if not same as address for notice):

MEMBER INTERESTS IN PISH POSH BABY: _______%

NOTE SUBSCRIPTION AMOUNT: US$____

SHARES SUBSCRIPTION AMOUNT: US$_____

MERGECO SHARES DELIVERABLE AT SUBSEQUENT CLOSING: _______

SERIES A PREFERRED STOCK DELIVERABLE AT SUBSEQUENT CLOSING: _______

WARRANTS DELIVERABLE AT SUBSEQUENT CLOSING TO ACQUIRE ________ WARRANT SHARES

EIN Number, if applicable, will be provided under separate cover.

43

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	L1 Capital Global Opportunities Master Fund

Signature of Authorized Signatory of Purchaser:	/s/ David Feldman

Name of Authorized Signatory:	David Feldman

Title of Authorized Signatory:	Portfolio Manager

Email Address of Authorized Signatory:	dfeldrnan@l1capitalglobal.com

Facsimile Number of Authorized Signatory:	+1 646-202-1441

Address for Notice to Purchaser:

1688 Meridian Avenue., Level 6
Miami Beach„ FL 33139

Address for Delivery of Securities to Purchaser (if not same as address for notice):

MEMBER INTERESTS IN PISH POSH BABY: _______%

NOTE SUBSCRIPTION AMOUNT: US$ 300,000.00__

SHARES SUBSCRIPTION AMOUNT: US$ 600,000.00__

Total Investment: US$900,000.00

MERGECO SHARES DELIVERABLE AT SUBSEQUENT CLOSING: _________

SERIES A PREFERRED STOCK DELIVERABLE AT SUBSEQUENT CLOSING: _________

WARRANTS DELIVERABLE AT SUBSEQUENT CLOSING TO ACQUIRE ________ WARRANT SHARES

EIN Number, if applicable, will be provided under separate cover.

981241877

44

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Nachum Stein

Signature of Authorized Signatory of Purchaser:	/s/ Nachum Stein

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:	nsl 1238193@aol.com

Facsimile Number of Authorized Signatory:	212-355-7849

Address for Notice to Purchaser:
605 Third Ave. 9th Floor
New York, NY 10158

Address for Delivery of Securities to Purchaser (if not same as address for notice):

MEMBER INTERESTS IN PISH POSH BABY: _______%

NOTE SUBSCRIPTION AMOUNT: US$ 25,000,00___

SHARES SUBSCRIPTION AMOUNT: US$________

MERGECO SHARES DELIVERABLE AT SUBSEQUENT CLOSING: _________

SERIES A PREFERRED STOCK DELIVERABLE AT SUBSEQUENT CLOSING: ________

WARRANTS DELIVERABLE AT SUBSEQUENT CLOSING TO ACQUIRE __________ WARRANT SHARES

EIN Number, if applicable, will be provided under separate cover.

45

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Nechama Berker

Signature of Authorized Signatory of Purchaser:	/s/ Nechama Berker

Name of Authorized Signatory:	Nechama Berker

Title of Authorized Signatory:

Email Address of Authorized Signatory:	Nateav B@Berlmereals.com

Facsimile Number of Authorized Signatory:	N/A

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

316 Forest Ave.

Lakewood NT 08701

MEMBER INTERESTS IN PISH POSH BABY: _______%

NOTE SUBSCRIPTION AMOUNT: USS $6,112.33___

SHARES SUBSCRIPTION AMOUNT: USS $12,224,67____

MERGECO SHARES DELIVERABLE AT SUBSEQUENT CLOSING: __________

SERIES A PREFERRED STOCK DELIVERABLE AT SUBSEQUENT CLOSING: _______

WARRANTS DELIVERABLE AT SUBSEQUENT CLOSING TO ACQUIRE ________ WARRANT SHARES

EIN Number, if applicable, will be provided under separate cover.

46

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	RALPH RIEDER

Signature of Authorized Signatory of Purchaser:	/s/ RALPH RIEDER

Name of Authorized Signatory:	RALPH RIEDER

Title of Authorized Signatory:

Email Address of Authorized Signatory:	ralph@fieldstoneprop.com

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:	285 CENTRAL PARK WEST NY NY 10024

Address for Delivery of Securities to Purchaser (if not same as address for notice):

MEMBER INTERESTS IN PISH POSH BABY: ________%

NOTE SUBSCRIPTION AMOUNT: USS $11,002.33__

SHARES SUBSCRIPTION AMOUNT: US$ $22,004.67__

MERGECO SHARES DELIVERABLE AT SUBSEQUENT CLOSING: _________

SERIES A PREFERRED STOCK DELIVERABLE AT SUBSEQUENT CLOSING: _______

WARRANTS DELIVERABLE AT SUBSEQUENT CLOSING TO ACQUIRE _______ WARRANT SHARES

EIN Number, if applicable, will be provided under separate cover.

47

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“MERGER APPROVAL"

The undersigned Member of Pish Posh Baby LLC is hot participating in the investment in Notes, Mergeco Shares, or Series A Preferred Stock. The undersigned holds a member interest in Pish Posh Baby LLC and hereby effective as of the Effective Date set forth below irrevocably consents to the transactions described in the Securities Purchase Agreement and other Transaction Documents, including but not limited to the Merger, substantially on the terms described in the Transaction Documents subject to permissible waiver and amendment. The undersigned will enter into the Lockup Agreement when requested to do so by Pish Posh Baby LLC or Mergeco. The undersigned further acknowledges and agrees that upon effectiveness of the Merger, the undersigned Member Interest and any Member Interest Equivalents will automatically and without further action or requirement automatically cease to exist and will be exchanged, converted and replaced with the amount of Mergeco Common Stock as described in the Transaction Documents. The undersigned further agrees that until the Subsequent closing occurs or is abandoned, the undersigned may not transfer, convey, or assign its Member interest or Member Interest Equivalent and any such transfer, assignment or conveyance shall be null, void and ineffective. This consent shall be binding on the undersigned and his or its successors and assigns.

Effective Date:	October ____. 2021

Name of Holder of Member Interest or Member Interest Equivalent:	Dov Kurlander

Description of Member Interest or Member Interest Equivalent held by the undersigned:

Signature of Authorized Signatory of Purchaser:	/s/ Dov Kurlander

Name of Authorized Signatory:	Dov Kurlander

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice): _______________

MEMBER INTERESTS IN PISH POSH BABY: ________%

48

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“MERGER APPROVAL”

The undersigned Member of Pish Posh Baby LLC is not participating in the investment in Notes, Mergeco Shares, or Series A Preferred Stock. The undersigned holds a member interest in Pish Posh Baby LLC and hereby effective as of the Effective Date set forth below irrevocably consents to the transactions described in the Securities Purchase Agreement and other Transaction Documents, including but not limited to the Merger, substantially on the terms described in the Transaction Documents subject to permissible waiver and amendment. The undersigned will enter into the Lockup Agreement when requested to do so by Pish Posh Baby LLC or Mergeco. The undersigned further acknowledges and agrees that upon effectiveness of the Merger, the undersigned Member Interest and any Member Interest Equivalents will automatically and without further action or requirement automatically cease to exist and will be exchanged, converted and replaced with the amount of Mergeco Common Stock as described in the Transaction Documents. The undersigned further agrees that until the Subsequent closing occurs or is abandoned, the undersigned may not transfer, convey, or assign its Member Interest or Member Interest Equivalent and any such transfer, assignment or conveyance shall be null, void and ineffective. This consent shall be binding on the undersigned and his or its successors and assigns.

Effective Date:	October ___, 2021

Name of Holder of Member Interest or Member Interest Equivalent:	2004 Leon Scharf Irrevocable Trust

Description of Member Interest or Member Interest Equivalent held by the undersigned:

Signature of Authorized Signatory of Purchaser:	/s/ Willy Bear

Name of Authorized Signatory:	Willy Bear

Title of Authorized Signatory:	Trustee

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:	3839 Flatlands Ave. Suite 201 Brooklyn, NY 11234

Address for Delivery of Securities to Purchaser (if not same as address for notice): _______________

MEMBER INTERESTS IN PISH POSH BABY: ________%

49

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“MERGER APPROVAL”

The undersigned Member of Pish Posh Baby LLC is not participating in the investment in Notes, Mergeco Shares, or Series A Preferred Stock. The undersigned holds a member interest in Pish Posh Baby LLC and hereby effective as of the Effective Date set forth below irrevocably consents to the transactions described in the Securities Purchase Agreement and other Transaction Documents, including but not limited to the Merger, substantially on the terms described in the Transaction Documents subject to permissible waiver and amendment. The undersigned will enter into the Lockup Agreement when requested to do so by Pish Posh Baby LLC or Mergeco. The undersigned further acknowledges and agrees that upon effectiveness of the Merger, the undersigned Member Interest and any Member Interest Equivalents will automatically and without further action or requirement automatically cease to exist and will be exchanged, converted and replaced with the amount of Mergeco Common Stock as described in the Transaction Documents. The undersigned further agrees that until the Subsequent closing occurs or is abandoned, the undersigned may not transfer, convey, or assign its Member Interest or Member Interest Equivalent and any such transfer, assignment or conveyance shall be null, void and ineffective. This consent shall be binding on the undersigned and his or its successors and assigns.

Effective Date:	October ___, 2021

Name of Holder of Member Interest or Member Interest Equivalent:	Abraham Belsky

Description of Member Interest or Member Interest Equivalent held by the undersigned:

Signature of Authorized Signatory of Purchaser:	/s/ Abraham Belsky

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice): _______________

MEMBER INTERESTS IN PISH POSH BABY: ________%

50

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“MERGER APPROVAL”

The undersigned Member of Pish Posh Baby LLC is not participating in the investment in Notes, Mergeco Shares, or Series A Preferred Stock. The undersigned holds a member interest in Pish Posh Baby LLC and hereby effective as of the Effective Date set forth below irrevocably consents to the transactions described in the Securities Purchase Agreement and other Transaction Documents, including but not limited to the Merger, substantially on the terms described in the Transaction Documents subject to permissible waiver and amendment. The undersigned will enter into the Lockup Agreement when requested to do so by Pish Posh Baby LLC or Mergeco. The undersigned further acknowledges and agrees that upon effectiveness of the Merger, the undersigned Member Interest and any Member Interest Equivalents will automatically and without further action or requirement automatically cease to exist and will be exchanged, converted and replaced with the amount of Mergeco Common Stock as described in the Transaction Documents. The undersigned further agrees that until the Subsequent closing occurs or is abandoned, the undersigned may not transfer, convey, or assign its Member Interest or Member Interest Equivalent and any such transfer, assignment or conveyance shall be null, void and ineffective. This consent shall be binding on the undersigned and his or its successors and assigns.

Effective Date:	October ___, 2021

Name of Holder of Member Interest or Member Interest Equivalent:	American European Insurance Company

Description of Member Interest or Member Interest Equivalent held by the undersigned:

Signature of Authorized Signatory of Purchaser:	/s/ Nachum Stein

Name of Authorized Signatory:	Nachum Stein

Title of Authorized Signatory:	President

Email Address of Authorized Signatory:	nslI238193@aol.com

Facsimile Number of Authorized Signatory:	212-355-7849

Address for Notice to Purchaser:	605 Third Ave. 9th Floor New York, NY 10158

Address for Delivery of Securities to Purchaser (if not same as address for notice): _______________

MEMBER INTERESTS IN PISH POSH BABY: ________%

51

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

Alpha Capital Anstalt

Altenbech 8 / 9490 vaduz

Liechtenstein

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“MERGER APPROVAL”

The undersigned Member of Pish Posh Baby LLC is not participating in the investment in Notes, Mergeco Shares, or Series A Preferred Stock. The undersigned holds a member interest in Pish Posh Baby LLC and hereby effective as of the Effective Date set forth below irrevocably consents to the transactions described in the Securities Purchase Agreement and other Transaction Documents, including but not limited to the Merger, substantially on the terms described in the Transaction Documents subject to permissible waiver and amendment. The undersigned will enter into the Lockup Agreement when requested to do so by Pish Posh Baby LLC or Mergeco. The undersigned further acknowledges and agrees that upon effectiveness of the Merger, the undersigned Member Interest and any Member Interest Equivalents will automatically and without further action or requirement automatically cease to exist and will be exchanged, converted and replaced with the amount of Mergeco Common Stock as described in the Transaction Documents. The undersigned further agrees that until the Subsequent closing occurs or is abandoned, the undersigned may not transfer, convey, or assign its Member Interest or Member Interest Equivalent and any such transfer, assignment or conveyance shall be null, void and ineffective. This consent shall be binding on the undersigned and his or its successors and assigns.

Effective Date:	October___, 2021

Name of Holder of Member Interest or Member Interest Equivalent:	Alpha Capital Anstalt

Description of Member Interest or Member Interest Equivalent held by the undersigned:

Signature of Authorized Signatory of Purchaser:	/s/ Nicola Feuetstein

Name of Authorized Signatory:	Nicola Feuetstein

Title of Authorized Signatory:	Director

Email Address of Authorized Signatory:	info@alphacapfnl.li

Facsimile Number of Authorized Signatory:	212-355-7849

Address for Notice to Purchaser:	Alpha Capital Anstalt c/o LH Financial Services 510 Madison Avenue / Suite 1400 / New York N.Y. 10022

Address for Delivery of Securities to Purchaser (if not same as address for notice): _______________

MEMBER INTERESTS IN PISH POSH BABY: ________%

52

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“MERGER APPROVAL”

The undersigned Member of Pish Posh Baby LLC is not participating in the investment in Notes, Mergeco Shares, or Series A Preferred Stock. The undersigned holds a member interest in Pish Posh Baby LLC and hereby effective as of the Effective Date set forth below irrevocably consents to the transactions described in the Securities Purchase Agreement and other Transaction Documents, including but not limited to the Merger, substantially on the terms described in the Transaction Documents subject to permissible waiver and amendment. The undersigned will enter into the Lockup Agreement when requested to do so by Pish Posh Baby LLC or Mergeco. The undersigned further acknowledges and agrees that upon effectiveness of the Merger, the undersigned Member Interest and any Member Interest Equivalents will automatically and without further action or requirement automatically cease to exist and will be exchanged, converted and replaced with the amount of Mergeco Common Stock as described in the Transaction Documents. The undersigned further agrees that until the Subsequent closing occurs or is abandoned, the undersigned may not transfer, convey, or assign its Member Interest or Member Interest Equivalent and any such transfer, assignment or conveyance shall be null, void and ineffective. This consent shall be binding on the undersigned and his or its successors and assigns.

Effective Date:	October ___, 2021

Name of Holder of Member Interest or Member Interest Equivalent:	Bebe LLC

Description of Member Interest or Member Interest Equivalent held by the undersigned:

Signature of Authorized Signatory of Purchaser:	/s/ Abraham Belsky

Name of Authorized Signatory:	Abraham Belsky

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice): _______________

MEMBER INTERESTS IN PISH POSH BABY: ________%

53

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

"MERGER APPROVAL”

The undersigned Member of Pish Posh Baby LLC is not participating in the investment in Notes, Mergeco Shares, or Series A Preferred Stock. The undersigned holds a member interest in Pish Posh Baby LLC and hereby effective as of the Effective Date set forth below irrevocably consents to the transactions described in the Securities Purchase Agreement and other Transaction Documents, including but not limited to the Merger, substantially on the terms described in the Transaction Documents subject to permissible waiver and amendment. The undersigned will enter into the Lockup Agreement when requested to do so by Pish Posh Baby LLC or Mergeco. The undersigned further acknowledges and agrees that upon effectiveness of the Merger, the undersigned Member Interest and any Member Interest Equivalents will automatically and without further action or requirement automatically cease to exist and will be exchanged, converted and replaced with the amount of Mergeco Common Stock as described in the Transaction Documents. The undersigned further agrees that until the Subsequent closing occurs or is abandoned, the undersigned may not transfer, convey, or assign its Member Interest or Member Interest Equivalent and any such transfer, assignment or conveyance shall be null, void and ineffective. This consent shall be binding on the undersigned and his or its successors and assigns.

Effective Date:	October ___, 2021

Name of Holder of Member Interest or Member Interest Equivalent:	BERNARD WARMAN

Description of Member Interest or Member Interest Equivalent held by the undersigned:	SUT

Signature of Authorized Signatory of Purchaser:	/s/ BERNARD WARMAN

Name of Authorized Signatory:	BEANARD WARMAN

Title of Authorized Signatory:	Self

Email Address of Authorized Signatory:	bwasman@mocwalesclosets.com

Facsimile Number of Authorized Signatory:	732-612-1007

Address for Notice to Purchaser:	172 NEW EEYPT RD
LAKEWOOD NJ 0B701

Address for Delivery of Securities to Purchaser (if not same as address for notice): _______________

MEMBER INTERESTS IN PISH POSH BABY: ________%

54

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“MERGER APPROVAL”

The undersigned Member of Pish Posh Baby LLC is not participating in the investment in Notes, Mergeco Shares, or Series A Preferred Stock. The undersigned holds a member interest in Pish Posh Baby LLC and hereby effective as of the Effective Date set forth below irrevocably consents to the transactions described in the Securities Purchase Agreement and other Transaction Documents, including but not limited to the Merger, substantially on the terms described in the Transaction Documents subject to permissible waiver and amendment. The undersigned will enter into the Lockup Agreement when requested to do so by Pish Posh Baby LLC or Mergeco. The undersigned further acknowledges and agrees that upon effectiveness of the Merger, the undersigned Member Interest and any Member Interest Equivalents will automatically and without further action or requirement automatically cease to exist and will be exchanged, converted and replaced with the amount of Mergeco Common Stock as described in the Transaction Documents. The undersigned further agrees that until the Subsequent closing occurs or is abandoned, the undersigned may not transfer, convey, or assign its Member Interest or Member Interest Equivalent and any such transfer, assignment or conveyance shall be null, void and ineffective. This consent shall be binding on the undersigned and his or its successors and assigns.

Effective Date:	October ___, 2021

Name of Holder of Member Interest or Member Interest Equivalent:	Curber International Ltd

Description of Member Interest or Member Interest Equivalent held by the undersigned:

Signature of Authorized Signatory of Purchaser:	/s/ Menachem Goldshmid

Name of Authorized Signatory:	Menachem Goldshmid

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice): _______________

MEMBER INTERESTS IN PISH POSH BABY: ________%

55

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“MERGER APPROVAL”

The undersigned Member of Pish Posh Baby LLC is not participating in the investment in Notes, Mergeco Shares, or Series A Preferred Stock. The undersigned holds a member interest in Pish Posh Baby LLC and hereby effective as of the Effective Date set forth below irrevocably consents to the transactions described in the Securities Purchase Agreement and other Transaction Documents, including but not limited to the Merger, substantially on the terms described in the Transaction Documents subject to permissible waiver and amendment. The undersigned will enter into the Lockup Agreement when requested to do so by Pish Posh Baby LLC or Mergeco. The undersigned further acknowledges and agrees that upon effectiveness of the Merger, the undersigned Member Interest and any Member Interest Equivalents will automatically and without further action or requirement automatically cease to exist and will be exchanged, converted and replaced with the amount of Mergeco Common Stock as described in the Transaction Documents. The undersigned further agrees that until the Subsequent closing occurs or is abandoned, the undersigned may not transfer, convey, or assign its Member Interest or Member Interest Equivalent and any such transfer, assignment or conveyance shall be null, void and ineffective. This consent shall be binding on the undersigned and his or its successors and assigns.

Effective Date:	Nov 19. 2021

Name of Holder of Member Interest or Member Interest Equivalent:	Foor Kvs Investment Fund LLC

Description of Member Interest or Member Interest Equivalent held by the undersigned:

Signature of Authorized Signatory of Purchaser:	/s/ JONATHAN HONIG

Name of Authorized Signatory:	JONATHAN HONIG

Title of Authorized Signatory:	Manger

Email Address of Authorized Signatory:	JONATHAN HONIG @AOL.com

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:	5825 Wndsor Coast
Boca Raten, FL 33496

Address for Delivery of Securities to Purchaser (if not same as address for notice): _______________

MEMBER INTERESTS IN PISH POSH BABY: ________%

56

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“MERGER APPROVAL”

The undersigned Member of Pish Posh Baby LLC is not participating in the investment in Notes, Mergeco Shares, or Series A Preferred Stock. The undersigned holds a member interest in Pish Posh Baby LLC and hereby effective as of the Effective Date set forth below irrevocably consents to the transactions described in the Securities Purchase Agreement and other Transaction Documents, including but not limited to the Merger, substantially on the terms described in the Transaction Documents subject to permissible waiver and amendment. The undersigned will enter into the Lockup Agreement when requested to do so by Pish Posh Baby LLC or Mergeco. The undersigned further acknowledges and agrees that upon effectiveness of the Merger, the undersigned Member Interest and any Member Interest Equivalents will automatically and without further action or requirement automatically cease to exist and will be exchanged, converted and replaced with the amount of Mergeco Common Stock as described in the Transaction Documents. The undersigned further agrees that until the Subsequent closing occurs or is abandoned, the undersigned may not transfer, convey, or assign its Member Interest or Member Interest Equivalent and any such transfer, assignment or conveyance shall be null, void and ineffective. This consent shall be binding on the undersigned and his or its successors and assigns.

Effective Date:	October_____, 2021

Name of Holder of Member Interest or Member Interest Equivalent:	Hewlett Fund, LP

Description of Member Interest or Member Interest Equivalent held by the undersigned:

Signature of Authorized Signatory of Purchaser:	/s/ Martin Chopp

Name of Authorized Signatory:	Martin Chopp

Title of Authorized Signatory:	General Partner

Email Address of Authorized Signatory:	MC@hewlettfund.com

Facsimile Number of Authorized Signatory:	516-887-8990

Address for Notice to Purchaser:	100 Merrick Rd-ste 400W
Rockville Centre, NY 11570

Address for Delivery of Securities to Purchaser (if not same as address for notice): _______________

MEMBER INTERESTS IN PISH POSH BABY: ________%

57

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“MERGER APPROVAL”

The undersigned Member of Pish Posh Baby LLC is not participating in the investment in Notes, Mergeco Shares, or Series A Preferred Stock. The undersigned holds a member interest in Pish Posh Baby LLC and hereby effective as of the Effective Date set forth below irrevocably consents to the transactions described in the Securities Purchase Agreement and other Transaction Documents, including but not limited to the Merger, substantially on the terms described in the Transaction Documents subject to permissible waiver and amendment. The undersigned will enter into the Lockup Agreement when requested to do so by Pish Posh Baby LLC or Mergeco. The undersigned further acknowledges and agrees that upon effectiveness of the Merger, the undersigned Member Interest and any Member Interest Equivalents will automatically and without further action or requirement automatically cease to exist and will be exchanged, converted and replaced with the amount of Mergeco Common Stock as described in the Transaction Documents. The undersigned further agrees that until the Subsequent closing occurs or is abandoned, the undersigned may not transfer, convey, or assign its Member Interest or Member Interest Equivalent and any such transfer, assignment or conveyance shall be null, void and ineffective. This consent shall be binding on the undersigned and his or its successors and assigns.

Effective Date:	October ___, 2021

Name of Holder of Member Interest or Member Interest Equivalent:	Hoch Family Equities LLC

Description of Member Interest or Member Interest Equivalent held by the undersigned:

Signature of Authorized Signatory of Purchaser:	/s/ Joseph Hoch

Name of Authorized Signatory:	Joseph Hoch

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:	125-10 QUEENS BLVD
KEW GARDENS, NY 11415

Address for Delivery of Securities to Purchaser (if not same as address for notice): _______________

MEMBER INTERESTS IN PISH POSH BABY: ________%

58

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“MERGER APPROVAL”

The undersigned Member of Pish Posh Baby LLC is not participating in the investment in Notes, Mergeco Shares, or Series A Preferred Stock. The undersigned holds a member interest in Pish Posh Baby LLC and hereby effective as of the Effective Date set forth below irrevocably consents to the transactions described in the Securities Purchase Agreement and other Transaction Documents, including but not limited to the Merger, substantially on the terms described in the Transaction Documents subject to permissible waiver and amendment. The undersigned will enter into the Lockup Agreement when requested to do so by Pish Posh Baby LLC or Mergeco. The undersigned further acknowledges and agrees that upon effectiveness of the Merger, the undersigned Member Interest and any Member Interest Equivalents will automatically and without further action or requirement automatically cease to exist and will be exchanged, converted and replaced with the amount of Mergeco Common Stock as described in the Transaction Documents. The undersigned further agrees that until the Subsequent closing occurs or is abandoned, the undersigned may not transfer, convey, or assign its Member Interest or Member Interest Equivalent and any such transfer, assignment or conveyance shall be null, void and ineffective. This consent shall be binding on the undersigned and his or its successors and assigns.

Effective Date:	October ___, 2021

Name of Holder of Member Interest or Member Interest Equivalent:	L1 Capital Global Opportunities Master Fund

Description of Member Interest or Member Interest Equivalent held by the undersigned:

Signature of Authorized Signatory of Purchaser:	/s/ David Feldman

Name of Authorized Signatory:	David Feldman

Title of Authorized Signatory:	Portfolio Manager

Email Address of Authorized Signatory:	dfeldman@l1capitalg lobal.com

Facsimile Number of Authorized Signatory:	+1 646-202-1441

Address for Notice to Purchaser:	1688 Meridian Avenue., Level 6
Miami Beach, FL 33139

Address for Delivery of Securities to Purchaser (if not same as address for notice): _______________

MEMBER INTERESTS IN PISH POSH BABY: ________%

59

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“MERGER APPROVAL”

The undersigned Member of Pish Posh Baby LLC is not participating in the investment in Notes, Mergeco Shares, or Series A Preferred Stock. The undersigned holds a member interest in Pish Posh Baby LLC and hereby effective as of the Effective Date set forth below irrevocably consents to the transactions described in the Securities Purchase Agreement and other Transaction Documents, including but not limited to the Merger, substantially on the terms described in the Transaction Documents subject to permissible waiver and amendment. The undersigned will enter into the Lockup Agreement when requested to do so by Pish Posh Baby LLC or Mergeco. The undersigned further acknowledges and agrees that upon effectiveness of the Merger, the undersigned Member Interest and any Member Interest Equivalents will automatically and without further action or requirement automatically cease to exist and will be exchanged, converted and replaced with the amount of Mergeco Common Stock as described in the Transaction Documents. The undersigned further agrees that until the Subsequent closing occurs or is abandoned, the undersigned may not transfer, convey, or assign its Member Interest or Member Interest Equivalent and any such transfer, assignment or conveyance shall be null, void and ineffective. This consent shall be binding on the undersigned and his or its successors and assigns.

Effective Date:	October___, 2021

Name of Holder of Member Interest or Member Interest Equivalent:

Description of Member Interest or Member Interest Equivalent held by the undersigned:

Signature of Authorized Signatory of Purchaser:	/s/ Jacob Friedman

Name of Authorized Signatory:	Jacob Friedman

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice): _______________

MEMBER INTERESTS IN PISH POSH BABY: ________%

60

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“MERGER APPROVAL”

The undersigned Member of Pish Posh Baby LLC is not participating in the investment in Notes, Mergeco Shares, or Series A Preferred Stock. The undersigned holds a member interest in Pish Posh Baby LLC and hereby effective as of the Effective Date set forth below irrevocably consents to the transactions described in the Securities Purchase Agreement and other Transaction Documents, including but not limited to the Merger, substantially on the terms described in the Transaction Documents subject to permissible waiver and amendment. The undersigned will enter into the Lockup Agreement when requested to do so by Pish Posh Baby LLC or Mergeco. The undersigned further acknowledges and agrees that upon effectiveness of the Merger, the undersigned Member Interest and any Member Interest Equivalents will automatically and without further action or requirement automatically cease to exist and will be exchanged, converted and replaced with the amount of Mergeco Common Stock as described in the Transaction Documents. The undersigned further agrees that until the Subsequent closing occurs or is abandoned, the undersigned may not transfer, convey, or assign its Member Interest or Member Interest Equivalent and any such transfer, assignment or conveyance shall be null, void and ineffective. This consent shall be binding on the undersigned and his or its successors and assigns.

Effective Date:	October ___, 2021

Name of Holder of Member Interest or Member Interest Equivalent:	Morris Fuchs

Description of Member Interest or Member Interest Equivalent held by the undersigned:

Signature of Authorized Signatory of Purchaser:	/s/ Morris Fuchs

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser :	1109 EAST 22ND STREET
BROOKLYN, NY 11210

Address for Delivery of Securities to Purchaser (if not same as address for notice):

MEMBER INTERESTS IN PISH POSH BABY:	%

61

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“MERGER APPROVAL”

The undersigned Member of Pish Posh Baby LLC is not participating in the investment in Notes, Mergeco Shares, or Series A Preferred Stock. The undersigned holds a member interest in Pish Posh Baby LLC and hereby effective as of the Effective Date set forth below irrevocably consents to the transactions described in the Securities Purchase Agreement and other Transaction Documents, including but not limited to the Merger, substantially on the terms described in the Transaction Documents subject to permissible waiver and amendment. The undersigned will enter into the Lockup Agreement when requested to do so by Pish Posh Baby LLC or Mergeco. The undersigned further acknowledges and agrees that upon effectiveness of the Merger, the undersigned Member Interest and any Member Interest Equivalents will automatically and without further action or requirement automatically cease to exist and will be exchanged, converted and replaced with the amount of Mergeco Common Stock as described in the Transaction Documents. The undersigned further agrees that until the Subsequent closing occurs or is abandoned, the undersigned may not transfer, convey, or assign its Member Interest or Member Interest Equivalent and any such transfer, assignment or conveyance shall be null, void and ineffective. This consent shall be binding on the undersigned and his or its successors and assigns.

Effective Date:	October ____, 2021

Name of Holder of Member Interest or Member Interest Equivalent:	Nechama Stein

Description of Member Interest or Member Interest Equivalent held by the undersigned:

Signature of Authorized Signatory of Purchaser:	/s/ Nechama Stein

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:	ns11238193@aol.com

Facsimile Number of Authorized Signatory:	212-355-7849

Address for Notice to Purchaser :	605 Third Ave. 9th Floor New York, NY 10158

Address for Delivery of Securities to Purchaser (if not same as address for notice):

MEMBER INTERESTS IN PISH POSH BABY:	%

62

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“MERGER APPROVAL”

The undersigned Member of Pish Posh Baby LLC is not participating in the investment in Notes, Mergeco Shares, or Series A Preferred Stock. The undersigned holds a member interest in Pish Posh Baby LLC and hereby effective as of the Effective Date set forth below irrevocably consents to the transactions described in the Securities Purchase Agreement and other Transaction Documents, including but not limited to the Merger, substantially on the terms described in the Transaction Documents subject to permissible waiver and amendment. The undersigned will enter into the Lockup Agreement when requested to do so by Pish Posh Baby LLC or Mergeco. The undersigned further acknowledges and agrees that upon effectiveness of the Merger, the undersigned Member Interest and any Member Interest Equivalents will automatically and without further action or requirement automatically cease to exist and will be exchanged, converted and replaced with the amount of Mergeco Common Stock as described in the Transaction Documents. The undersigned further agrees that until the Subsequent closing occurs or is abandoned, the undersigned may not transfer, convey, or assign its Member Interest or Member Interest Equivalent and any such transfer, assignment or conveyance shall be null, void and ineffective. This consent shall be binding on the undersigned and his or its successors and assigns.

Effective Date:	October ___, 2021

Name of Holder of Member Interest or Member Interest Equivalent:	Nechama Berker

Description of Member Interest or Member Interest Equivalent held by the undersigned:

Signature of Authorized Signatory of Purchaser:	/s/ Nechama Berker

Name of Authorized Signatory:	Nechama Berker

Title of Authorized Signatory:

Email Address of Authorized Signatory:	Nateav B@Berkerealg.com

Facsimile Number of Authorized Signatory:	NA

Address for Notice to Purchaser :	3/6 Forest the Lakewood NY 08701

Address for Delivery of Securities to Purchaser (if not same as address for notice):

MEMBER INTERESTS IN PISH POSH BABY:	%

63

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“MERGER APPROVAL”

The undersigned Member of Pish Posh Baby LLC is not participating in the investment in Notes, Mergeco Shares, or Series A Preferred Stock. The undersigned holds a member interest in Pish Posh Baby LLC and hereby effective as of the Effective Date set forth below irrevocably consents to the transactions described in the Securities Purchase Agreement and other Transaction Documents, including but not limited to the Merger, substantially on the terms described in the Transaction Documents subject to permissible waiver and amendment. The undersigned will enter into the Lockup Agreement when requested to do so by Pish Posh Baby LLC or Mergeco. The undersigned further acknowledges and agrees that upon effectiveness of the Merger, the undersigned Member Interest and any Member Interest Equivalents will automatically and without further action or requirement automatically cease to exist and will be exchanged, converted and replaced with the amount of Mergeco Common Stock as described in the Transaction Documents. The undersigned further agrees that until the Subsequent closing occurs or is abandoned, the undersigned may not transfer, convey, or assign its Member Interest or Member Interest Equivalent and any such transfer, assignment or conveyance shall be null, void and ineffective. This consent shall be binding on the undersigned and his or its successors and assigns.

Effective Date:	October ___, 2021

Name of Holder of Member Interest or Member Interest Equivalent:	RALPH RIEDER

Description of Member Interest or Member Interest Equivalent held by the undersigned:

Signature of Authorized Signatory of Purchaser:	/s/ RALPH RIEDER

Name of Authorized Signatory:	RALPH RIEDER

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser :

Address for Delivery of Securities to Purchaser (if not same as address for notice):

MEMBER INTERESTS IN PISH POSH BABY:	%

64

[PURCHASER SIGNATURE PAGE TO PISH POSH BABY LLC

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“MERGER APPROVAL”

The undersigned Member of Pish Posh Baby LLC is not participating in the investment in Notes, Mergeco Shares, or Series A Preferred Stock. The undersigned holds a member interest in Pish Posh Baby LLC and hereby effective as of the Effective Date set forth below irrevocably consents to the transactions described in the Securities Purchase Agreement and other Transaction Documents, including but not limited to the Merger, substantially on the terms described in the Transaction Documents subject to permissible waiver and amendment. The undersigned will enter into the Lockup Agreement when requested to do so by Pish Posh Baby LLC or Mergeco. The undersigned further acknowledges and agrees that upon effectiveness of the Merger, the undersigned Member Interest and any Member Interest Equivalents will automatically and without further action or requirement automatically cease to exist and will be exchanged, converted and replaced with the amount of Mergeco Common Stock as described in the Transaction Documents. The undersigned further agrees that until the Subsequent closing occurs or is abandoned, the undersigned may not transfer, convey, or assign its Member Interest or Member Interest Equivalent and any such transfer, assignment or conveyance shall be null, void and ineffective. This consent shall be binding on the undersigned and his or its successors and assigns.

Effective Date:	November 23, 2021

Name of Holder of Member Interest or Member Interest Equivalent:	Palladium Capital Group, LLC

Description of Member Interest or Member Interest Equivalent held by the undersigned:	1.12% Pre-Merger

Signature of Authorized Signatory of Purchaser:	/s/ Joel Padowitz

Name of Authorized Signatory:	Joel Padowitz

Title of Authorized Signatory:	Chief Executive Officer

Email Address of Authorized Signatory:	jp@palladiumcapital.com

Facsimile Number of Authorized Signatory:	(917) 540-2302

Address for Notice to Purchaser :	Carnegie Hall Tower, 152 West 57th Street, Floor 22
New York, NY 10019

Address for Delivery of Securities to Purchaser (if not same as address for notice):

MEMBER INTERESTS IN PISH POSH BABY:	1.12%

65

EXHIBITS AND SCHEDULES

Exhibits
Exhibit B Intercreditor Agreement	2
Exhibit C Lockup Agreement	2
Exhibit D Certificate of Incorporation	3
Exhibit E Bylaws	3
Exhibit G Note	3
Exhibit H Registration Rights Agreement	4
Exhibit J Stock Option Plan	4
Exhibit K Warrants	5
Exhibit L Agreement with Charlie Birnbaum	11
Exhibit M Investor Questionnaire	20
Exhibit N Merger Approval Agreement
Exhibit O Satisfaction Agreement

66

DISCLOSURE SCHEDULES

The Disclosure Schedules (“Disclosure Schedules”) as defined in (and attached to) that certain Securities Purchase Agreement dated as of November 30, 2021 (the “Agreement”) by and among Pish Posh Baby LLC, a Delaware limited liability company (the “Company”) and the Purchaser named therein, is being furnished by the Company pursuant to Section 3 of the Agreement. As contemplated by the Agreement, the Disclosure Schedules contain certain information that constitute exceptions to the representations and warranties of the Company in the Agreement. The section numbers in the Disclosure Schedules correspond to the section numbers in the Agreement. Section headings are provided for convenience only.

Unless otherwise defined in the Disclosure Schedules, any capitalized terms used but not defined herein shall have the same meanings given to such terms in the Agreement. Nothing in the Disclosure Schedules constitute an admission of any liability or obligation of the Company to any third party, or an admission against the interests of the Company or any other person or entity named herein. The Disclosure Schedules include brief descriptions of certain agreements and documents and does not purport to be a comprehensive summary of such agreements. All agreements, plans or other documents referred to in the Disclosure Schedules are available to any Purchaser or its counsel upon written request of such documents.

The disclosure of any item or information in the Disclosure Schedules do not constitute an admission, nor will it otherwise imply that any such item or information is material or creates measures for materiality for the purposes of the Agreement. Where the representations and warranties in the Agreement contain specific dollar thresholds, information listed in response thereto may include items and matters that are below such dollar thresholds. Any disclosure made in one Schedule is deemed to be a disclosure in each other Schedule, whether or not specifically mentioned in such other Schedule, to the extent that it is apparent from a plain reading of the disclosure that such disclosure is applicable to such other Schedule.

67

PISHPOSH LLC

SECURITIES PURCHASE AGREEMENT

SCHEDULES

Schedule 2.2(a)(vi)

Lockup Agreement Providers

1.	American European Insurance Company
2.	Alpha Capital Anstalt
3.	Bernard Warman
4.	Four Kids Investment Fund, LLC
5.	The Hewlett Fund, LP
6.	Jacob Friedman
7.	L1 Capital Global Opportunities Master Fund
8.	Abraham Belsky
9.	Bebe LLC
10.	Menachem Goldshmid
11.	Hoch Family Equities LLC
12.	Rachel Chitrik-Purec
13.	2004 Lean Stuart Irrevocable Trust
14.	Morris Fuchs
15.	Nechama Berliner
16.	Nachum Stein
17.	Silo Pharm (formerly Point Capital)

Schedule 2.6(b)(xiii)

CEO and CFO Appointments

TBD

Schedule 2.6(b)(xiv)

Directors Appointments

TBD

Schedule 2.6(b)(xvii)

Merger Exchange Ratio

One for one

Schedule 3.1(g)

Capitalization

Pish-Posh Baby, LLC, Membership Interest pre-merger

As of 11.30.21

Interest holder	% Interest Ownership
Dov Kurlander	58.00%
Alpha Capital Anstalt	13.72%
Birchtree Capital LLC	3.56%
Barry Honig	3.04%
RR Investment 2012 LP	3.00%

68

Melechdavid, Inc.	2.53%
GRQ Consultants, Inc., Defined Benefit Plan	2.50%
Curber International Ltd	2.00%
Point Capital, Inc.	1.92%
Asher J Berliner	1.67%
Bernard Warman	1.26%
Palladium Capital Advisers LLC	1.12%
Bebe LLC	1.03%
American European Insurance Company	0.83%
Nachum Stein	0.83%
2004 Leon Scharf Irrevocable Trust Corp.	0.67%
Morris Fuchs	0.67%
Hoch Family Equities LLC	0.50%
Jacob Friedman	0.50%
Abraham Belsky	0.33%
Rachel Chitrik Purec	0.33%
Total	100.00%

Schedule 3.1(h)

Financial Statements

To be delivered before the second closing.

Schedule 3.1(o)

Intellectual Property Rights

To be delivered before the second closing.

Schedule 3.1(r)

Placement Agent Compensation

-	The Company shall issue to Palladium the number of shares (or membership interests, as applicable) of the Company such that Palladium’s total equity ownership in the Company on a fully diluted basis shall be 4% of the total Company.
o	For the purposes of clarity: in the event that there are multiple Closings prior to the Exit, Palladium’s total Advisory Services Fees shall equal, in aggregate, 4% of the total Company after all such Closings.
-	The Company shall pay to Palladium a cash fee equal to 8% of the aggregate gross proceeds raised from Investors in each Closing, payable at the Company’s sole discretion in the form of either (a) cash by wire transfer or (b) a note issued by the Company convertible into Company common stock, which shall include customary terms the details of which shall be negotiated in good faith between the Company and Palladium.

Schedule 4.5

Use of Proceeds

General capital

Schedule 5.2

Fees and Expenses

Law Office of Andrew Coldicutt - $6,500.00

Grushko & Mittman, P.C. - $100,000.00

69

Exhibit M

ACCREDITED INVESTOR QUESTIONNAIRE
IN CONNECTION WITH INVESTMENT IN CONVERTIBLE NOTE
PISH POSH BABY LLC,
A DELAWARE LIMITED LIABILITY COMPANY

PURSUANT TO SECURITIES PURCHASE AGREEMENT DATED NOVEMBER ____, 2021

TO :	Pish Posh Baby LLC
1915 Swarthmore Ave
Lakewood NJ 08701

INSTRUCTIONS

PLEASE ANSWER ALL QUESTIONS. If the appropriate answer is “None” or “Not Applicable”, so state. Please print or type your answers to all questions. Attach additional sheets if necessary to complete your answers to any item.

Your answers will be kept strictly confidential at all times. However, Pish Posh Baby LLC (the “Company”) may present this Questionnaire to such parties as it deems appropriate in order to assure itself that the offer and sale of securities of the Company will not result in a violation of the registration provisions of the Securities Act of 1933, as amended, or a violation of the securities laws of any state.

1. Please provide the following information:

Name:

Name of additional purchaser:
(Please complete information in Question 5)

Date of birth, or if other than an individual, year of organization or incorporation:

2. Residence address, or if other than an individual, principal office address:

Telephone number:

Social Security Number:

70

Taxpayer Identification Number:

3. Business address:

Business telephone number:

4. Send mail to:	Residence ____________________	Business _______________________

5.       With respect to tenants in common, joint tenants and tenants by the entirety, complete only if information differs from that above:

Residence address:

Telephone number:

Social Security Number:

Taxpayer Identification Number:

Business address:

Business telephone number:

Send Mail to:	Residence _______________________	Business ________________________

6.         Please describe your present or most recent business or occupation and indicate such information as the nature of your employment, how long you have been employed there, the principal business of your employer, the principal activities under your management or supervision and the scope (e.g. dollar volume, industry rank, etc.) of such activities:

71

7.        Please state whether you (i) are associated with or affiliated with a member of the Financial Industry

Regulatory Association, Inc. (“FINRA”), (ii) are an owner of stock or other securities of FINRA member (other than stock or other securities purchased on the open market), or (iii) have made a subordinated loan to any FINRA member:

Yes	No

If you answered yes to any of (i) - (iii) above, please indicate the applicable answer and briefly describe the facts below:

8A.       Applicable to Individuals ONLY. Please answer the following questions concerning your financial condition as an “accredited investor” (within the meaning of Rule 501 of Regulation D). If the purchaser is more than one individual, each individual must initial an answer where the question indicates a “yes” or “no” response and must answer any other question fully, indicating to which individual such answer applies. If the purchaser is purchasing jointly with his or her spouse, one answer may be indicated for the couple as a whole:

8.1      Does your net worth* * (or joint net worth with your spouse or spousal equivalent) exceed $1,000,000?

Yes	No

8.2      Did you have an individual income** in excess of $200,000 or joint income together with your spouse or spousal equivalent in excess of $300,000 in each of the two most recent years and do you reasonably expect to reach the same income level in the current year?

Yes	No

8.3    Are you an executive officer of the Company?

Yes	No

* For purposes hereof, net worth shall be deemed to include ALL of your assets, liquid or illiquid MINUS any liabilities.

** For purposes hereof, the term “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income”. For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes hereof. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

72

8.B     Applicable to Corporations, Partnerships, Trusts, Limited Liability Companies and other Entities ONLY:

The purchaser is an accredited investor because the purchaser falls within at least one of the following categories (Check all appropriate lines):

—	(i) a bank as defined in Section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

—	(ii) a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

—	(iii) an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

—	(iv) an investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) of the Investment Advisers Act of 1940;

—	(v) an insurance company as defined in Section 2(13) of the Act;

—	(vi) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Act”) or a business development company as defined in Section 2(a)(48) of the Investment Act;

—	(vii) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

—	(viii) a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

—	(ix) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, where such plan has total assets in excess of $5,000,000;

—	(x) an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (the “Employee Act”), where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan that has total assets in excess of $5,000,000, or a self-directed plan the investment decisions of which are made solely by persons that are accredited investors;

—	(xi) a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

73

—	(xii) an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

—	(xiii) a director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

—	(xiv) a natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent exceeds $1,000,000;

—	(xv) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

—	(xvi) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “sophisticated” person, as described in Rule 506(b)(2)(ii) promulgated under the Act, who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

—	(xvii) a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status;

—	(xviii) a natural person who is a “knowledgeable employee” as defined in Rule 3c5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(41)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of such Act;

—	(xix) a “family office”, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17CFR 275.202(a)(11)(G)-1) (the “Family Office Rule”), with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

—	(xx) a “family client” as defined in the Family Office Rule, of a family office that satisfies the above requirements and whose investments are directed by that family office;

—	(xxi) an individual that holds professional certification or designation or credentials in good standing from an accredited institution that the SEC has designated as sufficient to demonstrate his or her investment knowledge, which initially consists of Series 7, 65 or 82 exam, but may be expanded in the future to encompass other exams or certifications as sufficient by order if the designations satisfy specified criteria;

74

—	(xxii) an entity not otherwise specified in the accredited investor definition and not formed for the specific purpose of acquiring the securities offered that owns more than $5,000,000 in “investments” as defined in Rule 2a51-1(b);

—	(xxiii) an investment adviser registered under the Investment Advisers Act of 1940, as amended or a person exempt from registration as a private fund adviser or a venture capital adviser;

—	(xxiv) an entity in which all of the equity investors are persons or entities described above (“accredited investors”). ALL EQUITY OWNERS MUST COMPLETE “EXHIBIT A” ATTACHED HERETO.

9.A         Do you have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks associated with investing in the Company?

Yes	No

ANSWER QUESTION 9B ONLY IF THE ANSWER TO QUESTION 9A WAS “NO.”

9.B If the answer to Question 9A was “NO,” do you have a financial or investment adviser (a) that is acting in the capacity as a purchaser representative and (b) who has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks associated with investing in the Company?

Yes	No

If you have a financial or investment adviser(s), please identify each such person and indicate his or her business address and telephone number in the space below. (Each such person must complete, and you must review and acknowledge, a separate Purchaser Representative Questionnaire which will be supplied at your request).

10.       You have the right, will be afforded an opportunity, and are encouraged to investigate the Company and review relevant factors and documents pertaining to the officers of the Company, and the Company and its business and to ask questions of a qualified representative of the Company regarding this investment and the properties, operations, and methods of doing business of the Company.

75

Have you or has your purchaser representative, if any, conducted any such investigation, sought such documents or asked questions of a qualified representative of the Company regarding this investment and the properties, operations, and methods of doing business of the Company?

Yes	No

If so, briefly describe:

If so, have you completed your investigation and/or received satisfactory answers to your questions?

Yes	No

11.         Do you understand the nature of an investment in the Company and the risks associated with such an investment?

Yes	No

12.        Do you understand that there is no guarantee of any financial return on this investment and that you will be exposed to the risk of losing your entire investment?

Yes	No

13.        Do you understand that this investment is not liquid?

Yes	No

14.        Do you have adequate means of providing for your current needs and personal contingencies in view of the fact that this is not a liquid investment?

Yes	No

15.        Are you aware of the Company’s business affairs and financial condition, and have you acquired all such information about the Company as you deem necessary and appropriate to enable you to reach an informed and knowledgeable decision to acquire the Interests?

Yes	No

16.        Do you have a “pre-existing relationship” with the Company or any of the officers of the Company?

Yes	No

76

(For purposes hereof, “pre-existing relationship” means any relationship consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent investor to be aware of the character, business acumen, and general business and financial circumstances of the person with whom such relationship exists.)

If so, please name the individual or other person with whom you have a pre-existing relationship and describe the relationship:

17.         Exceptions to the representations and warranties made in Section 3.2 of the Securities Purchase Agreement (if no exceptions, write “none” - if left blank, the response will be deemed to be “none”):

Dated:                      , 2021

If purchaser is one or more individuals (all individuals must sign):

(Type or print name of prospective purchaser)

Signature of prospective purchaser

Social Security Number

(Type or print name of additional purchaser)

Signature of spouse, joint tenant, tenant in common or other signature, if required

Social Security Number

77

Annex A

Definition of Accredited Investor

The securities will only be sold to investors who represent in writing in the Securities Purchase Agreement that they are accredited investors, as defined in Regulation D, Rule 501 under the Act which definition is set forth below:

1.       A natural person whose net worth, or joint net worth with spouse or spousal equivalent, at the time of purchase exceeds $1 million (excluding home); or

2.        A natural person whose individual gross income exceeded $200,000 or whose joint income with that person’s spouse or spousal equivalent exceeded $300,000 in each of the last two years, and who reasonably expects to exceed such income level in the current year; or

3.        A trust with total assets in excess of $5 million, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii); or

4.        A director or executive officer of the Company; or

5.        The investor is an entity, all of the owners of which are accredited investors; or

6.        (a) a bank as defined in Section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

(b) any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

(c) an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

(d) any investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) of the Investment Advisers Act of 1940 or registered pursuant to Section 203 of the Investment Advisers Act of 1940;

(e) an insurance company as defined in Section 2(13) of the Act;

(f) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Act”) or a business development company as defined in Section 2(a)(48) of the Investment Act;

(g) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

(h) a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

(i)       an employee benefit plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, where such plan has total assets in excess of $5,000,000;

78

(j)       an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (the “Employee Act”), where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan that has total assets in excess of $5,000,000, or a self-directed plan the investment decisions of which are made solely by persons that are accredited investors;

(k)       a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

(l)       an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(m)       any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status, which in determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this paragraph, the Commission will consider, among others, the following attributes:

(i), the certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution,

(ii)       the examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing,

(iii)       persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment, and

(iv)       an indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable;

(n)       a natural person who is a “knowledgeable employee” as defined in Rule 3c5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(41)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of such Act;

(o)       any “family office”, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17CFR 275.202(a)(11)(G)-1) (the “Family Office Rule”), with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

(p)       any “family client” as defined in the Family Office Rule, of a family office that satisfies the above requirements and whose investments are directed by that family office;

79

(q)       an entity not otherwise specified in the accredited investor definition and not formed for the specific purpose of acquiring the securities offered that owns more than $5,000,000 in “investments” as defined in Rule 2a51-1(b); or

(r)       an investment adviser registered under the Investment Advisers Act of 1940, as amended or a person exempt from registration as a private fund adviser or a venture capital adviser.

80

EXHIBIT “A” TO ACCREDITED INVESTOR QUESTIONNAIRE

ACCREDITED CORPORATIONS, PARTNERSHIPS, LIMITED LIABILITY COMPANIES, TRUSTS OR OTHER ENTITIES INITIALING QUESTION 8B(xi) MUST PROVIDE THE FOLLOWING INFORMATION.

I hereby certify that set forth below is a complete list of all equity owners in                   [NAME OF ENTITY], a                      [TYPE OF ENTITY] formed pursuant to the laws of the State of . I also certify that EACH SUCH OWNER HAS INITIALED THE SPACE OPPOSITE HIS OR HER NAME and that each such owner understands that by initialing that space he or she is representing that he or she is an accredited individual investor satisfying the test for accredited individual investors indicated under “Type of Accredited Investor.”

signature of authorized corporate officer, general partner or trustee

Name of Equity Owner	Type of Accredited Investor 1

1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

1	Indicate which Subparagraph of 8.1 - 8.3 the equity owner satisfies.

81